                                                         Exhibit 10(a)


                           MASTER LOAN AGREEMENT



                        dated as of August 1, 1997



                               by and among



                     INTERSTATE GENERAL COMPANY, L.P.



                                    and



                   AMERICAN COMMUNITY PROPERTIES TRUST,


                        ST. CHARLES COMMUNITY, LLC


                                    and


                     BANC ONE CAPITAL PARTNERS IV, LTD

                             TABLE OF CONTENTS

                                                                      PAGE


SECTION 1.  Definitions                                               1


1.1.      ACPT                                                        1
1.2.      Additional Interest Rate                                    1
1.3.      Additional Interest                                         1
1.4.      Architect                                                   1
1.5.      Bank One                                                    1
1.6.      Bank One Prime Rate                                         1
1.7.      Base Interest                                               1
1.8.      Base Rate                                                   1
1.9.      Basis Point                                                 2
1.10.     Borrower                                                    2
1.11.     Business Day                                                2
1.12.     Closing Date                                                2
1.13.     Collateral                                                  2
1.14.     Construction Contracts                                      2
1.15.     Contracts                                                   2
1.16.     Contract Assignment                                         2
1.17.     Deed of Trust                                               2
1.18.     Deed of Trust Property                                      2
1.19.     Default                                                     2
1.20.     Default Period                                              2
1.21.     Default Rate                                                2
1.22.     Deposit Pledge Agreement                                    2
1.23.     Development Budget                                          3
1.24.     Development Completion Date                                 3
1.25.     Development Escrow Account                                  3
1.26.     Development Period                                          3
1.27.     Enforcement Costs                                           3
1.28.     Event of Default                                            3
1.29.     Fairway Village I Loan Advances                             3
1.30.     Fairway Village Property                                    3
1.31.     Fairway Village I Project                                   3
1.32.     Financing Documents                                         3
1.33.     Force Majeure                                               3
1.34.     GAAP                                                        3
1.35.     General Contractor                                          3
1.36.     Governmental Authority                                      4
1.37.     Guarantee                                                   4
1.38.     Guarantor and Guarantors                                    4
1.39.     IGC                                                         4
1.40.     IGP                                                         4
1.41.     Improvements                                                4
1.42.     Indebtedness                                                4
1.43.     Interest                                                    5
1.44.     Interest Period                                             5
1.45.     Key Principals                                              5
1.46.     Key Principals' Guaranty                                    5
1.47.     Land Records                                                5
1.48.     Late Charge                                                 5
1.49.     Lien                                                        5
1.50.     Loan                                                        6

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1.51.     Loan Advance and Loan Advances                              6
1.52.     Lot or Lots                                                 6
1.53.     Mirror Note                                                 6
1.54.     NationsBank                                                 6
1.55.     Note                                                        6
1.56.     Obligations                                                 6
1.57.     Option Agreement                                            6
1.58.     Pending Litigation                                          6
1.59.     Person or person                                            6
1.60.     Plans and Specifications                                    6
1.61.     Plan of Remediation                                         6
1.62.     Principal Amount                                            7
1.63.     Principal Payment Date                                      7
1.64.     Project                                                     7
1.66.     Property Owner                                              7
1.67.     Property Owner Guaranty                                     7
1.68.     Release Payment                                             7
1.69.     Release Payment Proceeds Account                            7
1.70.     Remediation Costs                                           7
1.71.     Remediation Reserve Account                                 7
1.72.     Requisitions                                                7
1.73.     Scheduled Maturity Date                                     7
1.74.     Structuring Fee                                             7
1.75.     Subcontracts                                                7
1.76.     Subsequent Advance                                          7
1.77.     Title Company                                               7
1.78.     Title Insurance Policy                                      8
1.79.     Trustee                                                     8
1.80.     Wilson Guaranty                                             8

SECTION 2.  The Loan                                                  8

2.1.      The Loan Facility                                           8
2.2.      Payoff of NationsBank, Reimbursement and Accounts
          Payable                                                     9
          2.2.1.    Payoff of NationsBank                             9
          2.2.2.    Reimbursement to IGP                              9
          2.2.3.    Payment of Accounts Payable                       9
2.3.      Establishment of Remediation Reserves and Payment
          of Fine                                                     10
          2.3.1.    Pending Litigation                                10
          2.3.2.    Remediation Reserves                              10
          2.3.3.    Payment of Fine                                   11
2.4.      Infrastructure Development                                  11
          2.4.1.    Development of Fairway Village I
                    Project                                           11
          2.4.2.    Loan Proceeds for Fairway Village I               11
          2.4.3.    Fairway Village I Loan Advances                   12
          2.4.4.    Development and Completion of the
                    Fairway Village I Project                         14
          2.4.5.    Additional Funds                                  14
          2.4.6.    Assignments                                       14
          2.4.7.    Assignment of Construction Contracts,
                    Plans and Specifications                          14
          2.4.8.    No Warranty by the Lender                         15
          2.4.9.    Establishment of Development Escrow
                    Account                                           15
               2.4.9.1   Development Escrow Account                   15

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               2.4.9.2   Use of Funds                                 15
               2.4.9.3   Disbursements                                15
               2.4.9.4   Costs                                        16
2.5.      Repayment of the Loan                                       16
          2.5.1.    Principal Payment of the Loan                     16
          2.5.2.    Loan Interest                                     16
          2.5.3.    Loan Default Rate                                 16
          2.5.4.    Loan Interest Payments                            17
          2.5.5.    The Note and the Mirror Note                      17
          2.5.6.    Undisbursed Loan Proceeds                         17
          2.5.7.    Loan Payments                                     17
          2.5.8.    Interest Calculation                              18
          2.5.9.    Late Charges                                      18
          2.5.10.   Prepayment of Loan                                18
2.6.      Guaranties, Collateral, etc.                                18
          2.6.1.    Guaranties                                        18
               2.6.1.1.  Property Owner Guaranty                      18
               2.6.1.2.  Key Principal Guaranty                       19
               2.6.1.3.  Wilson Guaranty                              19

SECTION 3.  Conditions Precedent                                      21

3.1.      Conditions Precedent to the Initial Loan Advance            21
          3.1.1.    Organizational Documents                          21
               3.1.1.1.  IGC                                          21
               3.1.1.2.  ACPT                                         21
               3.1.1.3.  Property Owner                               21
          3.1.2.    Financial Statements                              22
          3.1.3.    UCC, Judgment and Lien Searches                   22
          3.1.4.    Architect and Plans and Specifications            22
          3.1.5.    General Contractor                                22
          3.1.6.    Title Insurance                                   22
          3.1.7.    Property and Casualty Insurance                   23
          3.1.8.    Flood Insurance                                   23
          3.1.9.    Survey                                            23
          3.1.10.   Environmental Audit                               23
          3.1.11.   Appraisal                                         23
          3.1.12.   Development Budget, etc.                          23
          3.1.13.   Commencement of Work                              23
          3.1.14.   Leases                                            24
          3.1.15.   Opinion of Counsel to the Borrower,
                    Property Owner and the Guarantors                 24
          3.1.16.   Taxes                                             24
          3.1.17.   Other Items                                       24
3.2.      Conditions to the Making of all Fairway Village I
          Loan Advances, and Remediation Loan Advances                24
          3.2.1.    Requisition                                       24
          3.2.2.    Time for Completion of Development                24
          3.2.3.    Waivers of Liens                                  24
          3.2.4.    Title Continuation                                25
          3.2.5.    Conformity with Plans and Specifications
                    or Remediation Plan                               25
          3.2.6.    Site Plan, Public Works Agreements                25
          3.2.7.    Permits, etc.                                     25
          3.2.8.    Utilities                                         25
3.3.      Conditions to Making All Loan Advances                      26
          3.3.1.    Representations and Warranties                    26
          3.3.2.    Legality                                          26

          3.3.3.    Order, etc.                                       26
          3.3.4.    No Litigation                                     26
          3.3.5.    Compliance                                        26
          3.3.6.    Default                                           27

SECTION 4.  Representations and Warranties                            27

4.1.      Authority, etc.                                             27
           4.1.1.   IGC                                               27
           4.1.2.   ACPT                                              27
           4.1.3.   Property Owner                                    28
4.2.      Litigation                                                  28
4.3.      Taxes                                                       28
4.4.      Title to Property and Collateral                            28
4.5.      Compliance with Laws, etc.                                  29
          4.5.1.    Environmental Laws                                29
          4.5.2.    Hazardous Materials                               29
4.6.      Material Agreements                                         29
4.7.      Approvals and Consents                                      29
4.8.      Permits,etc.                                                30
4.9.      Construction Contracts                                      30
4.10.     Plans and Specifications                                    30
4.11.     Compliance in Zoning                                        30
4.12.     Utilities                                                   31
4.13.     Access; Roads                                               31
4.14.     Violations                                                  31
4.15.     Liens                                                       31
4.16.     Accuracy of Information                                     31

SECTION 5.  Affirmative Covenants                                     32

5.1.      Payment of Obligations                                      32
5.2.      Financial Statements and Other Reports                      32
5.3.      Gross Revenues from Sale of Property                        32
5.4.      Conduct of Business and Maintenance of Existence            22
5.5.      Compliance with Laws, etc.                                  33
5.6.      Payment of Liabilities and Taxes                            33
5.7.      Contractual Obligations                                     33
5.8.      Maintenance of Property                                     33
5.9.      Insurance                                                   33
5.10.     Inspection                                                  34
5.11.     Development                                                 34
5.12.     Payment to General Contractor                               34
5.13.     Development Progress Report                                 35
5.14.     Inspections; Cooperation                                    35
5.15.     Vouchers and Receipts                                       35
5.16.     Correction of Defects                                       36
5.17.     Notice of Liens                                             36
5.18.     Releases                                                    36
5.19.     Compliance with Contracts                                   36
5.20.     Notice                                                      36
5.21.     Payment of Release Amount                                   36
5.22.     Resolution of Pending Litigation                            37
5.23.     Investment Banking Services                                 37
5.24.     Review of Operations                                        37
5.25.     Debt to Worth Ratio                                         37



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SECTION 6.  Negative Covenants                                        37

6.1.      Indebtedness                                                38
6.2.      Liens                                                       38
6.3.      Loans and Investments                                       38
6.4.      Mergers, Acquisitions, Restructuring, etc.                  38
6.5.      Sale of Assets and Liquidation                              38
6.6.      Change of Business                                          38
6.7.      Lease                                                       39
6.8.      Prohibited Distributions                                    39

SECTION 7.  Partial Releases                                          39

7.1.      Sale of Lots                                                39
7.2.      Contract Approval                                           39
7.3.      Subdivision Approval                                        39
7.4.      Additional Conditions to Release                            39
          7.4.1.    Release Payment                                   39
          7.4.2.    Remaining Property                                40
          7.4.3.    Notice; Frequency                                 40
          7.4.4.    Default                                           40
          7.4.5.    Release Payment Proceeds                          40

SECTION 8.  Events of Default                                         41

8.1.      Payment of Obligations                                      41
8.2.      Perform, etc. Other Provisions of This Agreement
          and other Financing Documents                               41
8.3.      Representations and Warranties                              42
8.4.      Progress of Development                                     42
8.5.      Completion of Development                                   42
8.6.      Default Under Construction Contracts                        42
8.7.      Mechanic's Lien                                             42
8.8.      Liquidation, Termination, Dissolution, etc.                 42
8.9.      Bankruptcy                                                  42
8.10.     Receiver, etc.                                              43
8.11.     Payment of Any Other Indebtedness                           43
8.12.     Material Adverse Change                                     43

SECTION 9.  Rights and Remedies                                       43

9.1.      Rights and Remedies                                         43
9.2.      Liens, Setoff                                               45
9.3.      Enforcement Costs                                           45
9.4.      Application of Proceeds                                     46
9.5.      Remedies, etc. Cumulative                                   46
9.6.      No Waiver, etc.                                             46

SECTION 10.  Restructuring of IGC                                     47

10.1.     Continuation of Lien                                        47
10.2.     Structure of REIT                                           47
10.3.     Opinions of Counsel                                         47
10.4.     Confirmation of Security Interests                          47
10.5.     Release of IGC from Covenants                               47

SECTION 11.  Miscellaneous                                            47

11.1.     Course of Dealing; Amendment                                47
11.2.     Waiver of Default                                           48
11.3.     Notices                                                     48
11.4.     Right to Perform                                            49
11.5.     Costs and Expenses                                          49
11.6.     Consent to Jurisdiction                                     49
11.7.     Waiver of Jury Trial                                        50
11.8.     Survival                                                    50
11.9.     Binding Effect                                              50
11.10.    Applicable Law and Time of Essence                          50
11.11.    Duplicate Originals and Counterparts                        50
11.12.    Headings                                                    50
11.13.    Severability                                                50
11.14.    Conflicts                                                   51

                           MASTER LOAN AGREEMENT

          THIS MASTER LOAN AGREEMENT (this "Agreement") is made this 1st day of August, 1997, by and among INTERSTATE GENERAL COMPANY, L.P., a Delaware limited partnership ("IGC") and AMERICAN COMMUNITY PROPERTIES TRUST, a Maryland real estate investment trust ("ACPT") (IGC and ACPT are collectively herein, the "Borrower"), ST. CHARLES COMMUNITY, LLC, a Delaware limited liability company ("Property Owner") and BANC ONE CAPITAL PARTNERS IV, LTD., an Ohio limited liability company (the "Lender");
Witnesseth:

                                 RECITALS

          WHEREAS, subject to and upon the terms, conditions and provisions of this Agreement, Borrower may obtain a loan from the Lender, and reloan a portion of the proceeds to Property Owner.

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Definitions. As used herein, the terms defined throughout this Agreement shall have the respective meanings specified therein and the following terms shall have the following meanings:

          1.1. "ACPT" means American Community Properties Trust, a Maryland real estate investment trust.

          1.2. "Additional Interest Rate" means the additional rate of interest as set forth in the Note.

          1.3. "Additional Interest" means an additional amount of interest calculated at the Additional Interest Rate.

          1.4. Architect means collectively, those architects engaged by the Borrower or Property Owner for the development of the Fairway Village I Project.

          1.5.      "Bank One" means Bank One, N.A.

          1.6. "Bank One Prime Rate" means the Prime Rate of Interest bearing that designation which is announced and revised from time to time by Bank One, which may not be the lowest interest rate charged to customers of Bank One.

          1.7. "Base Interest" means an amount of interest calculated at the Base Rate or Default Rate, as applicable.

          1.8. "Base Rate" means the base interest rate under the Note equal to the Bank One Prime Rate, as in effect from time to time, plus two hundred and fifty (250) Basis Points.

          1.9. "Basis Point" means one one-hundredth (1/100) of one percent (1%)

          1.10. "Borrower" means individually and collectively, IGC and ACPT.

          1.11. "Business Day" means (a) for all purposes other than those covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in Columbus, Ohio a legal holiday or a day on which banking institutions are authorized or required to close.

          1.12.     "Closing Date" means the date of this Agreement.

          1.13.     "Collateral" has the meaning set forth in Section
2.6.2 hereof.

          1.14.     "Construction Contracts" has the meaning set forth in
Section 2.4.1 hereof.

          1.15.     "Contracts" has the meaning set forth in Section
2.6.2 hereof.

          1.16.     "Contract Assignment" has the meaning set forth in
Section 2.6.2.

          1.17.     "Deed of Trust" has the meaning set forth in Section
2.6.2 hereof.

          1.18.     "Deed of Trust Property" has the meaning set forth in
Section 2.6.2 hereof.

          1.19. "Default" means an event or condition which constitutes, or which after giving of notice or lapse of time, or both, would constitute, an Event of Default.

          1.20. "Default Period" means, with respect to the Loan, (i) any period of time commencing with the maturity of the Loan (whether by acceleration or otherwise) and continuing until the unpaid principal amount of the Loan, together with all interest accrued and unpaid thereon, is paid in full, and/or (ii) any period of time during which an Event of Default (as described in Section 8.1) has occurred and is continuing hereunder irrespective of whether or not the maturity of the Loan has been accelerated or the payment of the Loan has been demanded.

          1.21. "Default Rate" means the Base Rate in effect from time to time, plus four hundred (400) Basis Points.

          1.22. "Deposit Pledge Agreement" means that certain Deposit Pledge Agreement dated as of the date hereof, by and between Borrower and Lender.

          1.23.     "Development Budget" has the meaning set forth in
Section 2.4.2(c) hereof.

          1.24. "Development Completion Date" has the meaning set forth in Section 2.4.2 hereof.

          1.25. "Development Escrow Account" has the meaning set forth in Section 2.4.9 hereof.

          1.26.     "Development Period" has the meaning set forth in
Section 2.4.1 hereof.

          1.27.     "Enforcement Costs" has the meaning set forth in
Section 9.3 hereof.

          1.28.     "Event of Default" has the meaning set forth in Section
8 hereof.

          1.29. "Fairway Village I Loan Advances" shall have the meaning set forth in Section 2.4.3.

          1.30.     "Fairway Village Property" has the meaning set forth in
Section 2.1 hereof.

          1.31. "Fairway Village I Project" shall mean the development of Seventy-Nine (79) individual residential lots within Fairway Village, the completion of Billingsley Road through Fairway Village and the adjacent business park, and the construction of a water sewer station on the Fairway Village Property.

          1.32. "Financing Documents" as used in this Agreement means collectively and includes this Agreement, the Note, Mirror Note, Property Owner Guaranty, Key Principals Guaranty, Wilson Guaranty, the Deed of Trust, the Assignment Agreement, the Contract Assignment, the Deposit Pledge Agreement, and any other instrument, document, certificate or agreement both now and hereafter executed, delivered or furnished by the Borrower, the Property Owner, the Guarantors, or any other person (as hereinafter defined) evidencing, guaranteeing, securing or in connection with this Agreement or all or any part of the Obligations.

          1.33.     "Force Majeure" has the meaning set forth in Section
2.4.4 hereof.

          1.34. "GAAP" means generally accepted accounting principles in the United States of America in effect as of the date of this Agreement, consistently applied.

          1.35. "General Contractor" means collectively, those general contractors engaged by Borrower and/or Property Owner for the development of the Fairway Village I Project.

          1.36. "Governmental Authority" means any nation or government, any state or other politiCal subdivision thereof and any entity or person exercising applicable executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any department, commission, board, bureau, agency, administration, official, service or other instrumentality of the United States of America, of any state, the District of Columbia, municipality or any other governmental entity.

          1.37. "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any indebtedness, liabilities or obligations of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness, liabilities and obligations or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness, liabilities and obligations of the payment of such indebtedness, liabilities and obligations, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor or to make loans or advances to the primary obligor so as to enable the primary obligor to pay such indebtedness, liabilities and obligations, or (d) incurred for the purpose of assuring in any other manner the obligee of such indebtedness, liabilities and obligations or other obligation of the payment thereof or to protect such obligee against loss in respect there (provided however, that the position of any Person, as a general partner, in and of itself, shall not be a "Guarantee" as defined hereunder)

          1.38. "Guarantor" and "Guarantors" shall mean Property Owner, Key Principals, and/or James J. Wilson, as the case may be.

          1.39. "IGC" means Interstate General Company, L.P., a Delaware limited partnership.

          1.40. "IGP" means Interstate General Properties Limited Partnership S.E., a Maryland limited partnership, of which IGC is general partner and holds a 1% general and 99% limited partnership interest and James J. Wilson is an additional general partner without a percentage interest.

          1.41.     "Improvements"   has the meaning set forth in Section
2.1 hereof.

          1.42. "Indebtedness" means, with respect to any Person, all liabilities, obligations and indebtedness of such Person of any nature whatsoever, whether matured or unmatured, direct or contingent, liquidated or unliquidated, joint or several, including, without limitation (a) such liabilities, obligations and indebtedness which, in accordance with GAAP, should be included on the liability side of such Person's balance sheet, or to which reference should be made by footnotes thereto, (b) all liabilities, obligations and indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) the face amount of all letters of credit issued for the account of such Person, (d) all indebtedness, liabilities and obligations secured by any Lien on any property owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, liabilities and obligations, (e) all Guarantees and endorsements of such Person, (f) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, and (g) all obligations of such Person issued or assumed for the deferred purchase price of property or services.

          1.43. "Interest" means the interest payable hereunder or under the Note at the Base Rate or Default Rate, as applicable, and Additional Interest.

          1.44. "Interest Period" means, with respect to the principal amount of the Loan which is to bear interest at the Base Rate, initially, the period commencing on the date hereof and ending on the last calendar day of this month, and thereafter, each period commencing on the first day of the calendar month immediately following the previous Interest Period and ending on the last calendar day of such month, but in no event after the Scheduled Maturity Date.

          1.45.     "Key Principals" means collectively,  James J. Wilson,
J. Michael Wilson, and Edwin L. Kelly.

          1.46.     "Key Principals' Guaranty" has the meaning set forth in
Section 2.6.1.2.

          1.47.     "Land Records" means the Land Records of Charles
County, Maryland.

          1.48.     "Late Charge" has the meaning set forth in Section
2.5.9 hereof.

          1.49. "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it ha~ acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          1.50.     "Loan" has the meaning set forth in Section 2.1.

          1.51. "Loan Advance" and "Loan Advances" have the meanings set forth in Section 2.1 hereof.

          1.52.     "Lot" or "Lots" have the meanings set forth in SeCtion
7.1 hereof.

          1.53.     "Mirror Note" has the meaning set forth in Section
2.5.5.

          1.54.     "NationsBank" means NationsBank, N.A.

          1.55.     "Note" has the meaning set forth in Section 2.5.5.

          1.56. "Obligations" means collectively and includes (i) all present and future liabilities and obligations of any kind and nature whatsoever of the Borrower to the Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with, the Loan, this Agreement and any and all amendments thereto, restatements thereof, supplements thereto and modifications thereof made at any time and from time to time hereafter, (ii) the Note and any extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter,
(iii) the Mirror Note, (iv) the Property Owner Guaranty, (v) the Deed of Trust, and/or (vi) the other Financing Documents, including, without
limitation,   future  advances,  principal, interest, indemnities, fees, late charges, enforcement costs and other costs and expenses, whether direct, contingent, joint, several, joint and several, matured or unmatured.

          1.57.     "Option Agreement" has the meaning set forth in Section
2.6.3.

          1.58.     "Pending Litigation" has the meaning set forth in
Section 2.3.1.

          1.59. "Person" or "person" means and includes an individual, a company, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a Governmental Authority or any other entity.

          1.60. "Plans and Specifications" has the meanings set forth in Section 2.4.1 hereof.

          1.61.     "Plan of Remediation" has the meaning set forth in
Section 2.3.2.


          1.62.     "Principal Amount" has the meaning set forth in Section
2.1 hereof.

          1.63.     "Principal Payment Date" has the meaning set forth in
Section 2.5.1 hereof.

          1.64. "Project" has the meaning set forth in Section 2.1 hereof.

          1.65. "Property" means collectiVely, the Fairway Village Property and all other land and property of the Property Owner set forth on
Exhibit 1.65, and which serves as collateral securing the Property Owner Guaranty pursuant to the Deed of Trust.

          1.66. "Property Owner" means St. Charles Community, LLC, a Delaware limited liability company.

          1.67.     "Property Owner Guaranty" has the meaning set forth in
Section 2.6.1 hereof.

          1.68.     "Release Payment" has the meaning set forth in Section
7.4.1 hereof.

          1.69. "Release Payment Proceeds Account" has the meaning set forth in Section 7.4.5 hereof.

          1.70.     "Remediation Costs" has the meaning set' forth in
Section 2.3.2 hereof.

          1.71. "Remediation Reserve Account" has the meaning set forth in Section 2.3.2 hereof.

          1.72.     "Requisitions"  has  the meaning  set  forth  in
Section 2.4.3.

          1.73.     "Scheduled Maturity Date" has the meaning set forth in
Section 2.5.1 hereof.

          1.74.     "Structuring Fee", has the meaning set forth in Section
2.1 hereof.

          1.75. "Subcontracts" means any and all contracts of subcontractors or suppliers of labor or material entered into by the Borrower or Property Owner in connection with the development of the Fairway Village I Project in amounts equal to or greater than $50,000.00.

          1.76.     "Subsequent Advance" has the meaning set forth in
Section 2.5.6.

          1.77 "Title Company" has the meaning set forth in Section 3.1.8 hereof.

          1.78.     "Title Insurance Policy" has the meaning set forth in
Section 3.1.6 hereof.

          1.79. "Trustee(s)" shall mean the trustees named under the Deed of Trust.

          1.80.     "Wilson Guaranty" has the meaning set forth in Section
2.6.1.3 hereof.

          All accounting terms which are not expressly defined herein, shall have the meanings given them in accordance with GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings as assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement~as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural shall include the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require

          SECTION 2.  The Loan.

          2.1. The Loan Facility. Subject to and upon the terms, conditions and provisions of this Agreement and relying upon the representations and warranties set forth herein, the Lender agrees to make a loan to the Borrower in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000), as determined by Lender in its sole discretion, (the "Loan"), and the Borrower agrees to borrow the proceeds of the Loan as and when such proceeds are to be advanced, and to use the
proceeds of the Loan for the purposes set forth herein.   The proceeds of
the Loan will be advanced or disbursed from time to time by the Lender to or for the account of the Borrower subject to and in accordance with the provisions of this Agreement (each such advance or disbursement is herein called a "Loan Advance" and collectively the "Loan Advances") and the Borrower shall use (i) $11,000,000 of the Loan proceeds advanced to payoff and satisfy certain existing indebtedness of Borrower to NationsBank, to reimburse certain affiliates of Borrower for amounts paid on behalf of Borrower, to recover certain remediation expenses and to pay certain outstanding accounts payable and closing costs, pursuant to the terms and conditions of Section 2.2 hereof, and to satisfy certain alleged liabilities of the Borrower and certain affiliates to the United States Government resulting from the Pending Litigation pursuant to Section 2.3 hereof (ii) $5,000,000 of the Loan proceeds advanced to be used to satisfy or to establish certain reserves necessary for the satisfaction of certain potential liabilities of the Borrower arising or resulting from the Pending Litigation, also pursuant to the terms and conditions of Section 2.3 hereof; and (iii) the remainder of the Loan proceeds advanced to provide financing to the Property Owner's for certain infrastructure development relating to or in connection with the Borrower's and/or Property Owner development of residential and commercial building lots (the "Improvements") for that certain real property located in Charles County, Maryland known as Fairway Village (the "Fairway Village Property"), pursuant to the terms and conditions of Section 2.4 hereof. The development of the Improvements together with the Fairway Village Property, including the development of four hundred (400) residential building lots, shall herein be collectively referred to as the "Project". The term "Principal Amount" as used in this Agreement means, as of any date, the unpaid principal amount of the Loan advanced pursuant to the provisions of this Agreement and outstanding on such date. In consideration of Lender's agreement to make the Loan to Borrower, on the Closing Date and prior to the initial Loan Advance, Borrower shall pay to Lender a loan structuring fee equal to Two Hundred (200) Basis Points of the Loan amount (the "Structuring Fee") which amount may be paid out of the initial Loan Advance.

          2.2.      Payoff of NationsBank, Reimbursement and Accounts
Payable

               2.2.1. Payoff of NationsBank. On the Closing Date, Lender shall make a Loan Advance to Borrower in an amount equal to approximately $6,800,000 (the "NationsBank Payoff Loan Advance") to be used by Borrower or reloaned to Property Owner to satisfy on its behalf and on behalf of Property Owner that certain indebtedness of the Borrower and Property Owner to NationsBank, known as the Westbury Loan, the Industrial Land Loan and the St. Charles Loan (collectively, the "NationsBank Indebtedness"). Contemporaneously with the funding of the NationsBank Payoff Loan Advance, Borrower and/or Property Owner shall provide Lender with documentation acceptable to Lender in Lender's sole discretion, evidencing (i) the full and complete satisfaction of the NationsBank Indebtedness, (ii) the full release and discharge of any lien held by NationsBank against any of the Collateral, which secures the NationsBank Indebtedness, and (iii) the full release and discharge of any security interest granted by Borrower, Property Owner arid/or Guarantor to NationsBank or any of NationsBank's predecessors in interest with respect to the collateral.

               2.2.2. Reimbursement to IGP. On the Closing Date, Lender shall make a Loan Advance to Borrower in an amount up to approximately $1,700,000 (the "IGP Loan Advance") to be used by Borrower to reimburse IGP for amounts paid by IGP for the benefit of Borrower to NationsBank.

               2.2.3. Payment of Accounts Payable. On the Closing Date, Lender shall make a Loan Advance to Borrower in an amount up to $2,500,000 (the "Accounts Payable Loan Advance") to be used by Borrower to pay any and all costs and expenses of Borrower incurred in connection with the Loan (the "Loan Costs"), and to pay those certain accounts payable identified on
Exhibit 2.2.3.

          2.3.      Establishment of Remediation Reserves and Payment of
Pine.

               2.3.1.    Pending Litigation.   In September, 1995, James J.
Wilson, IGC and St. Charles Associates, L.P., a Delaware limited partnership ("SCA"), were indicted by the United States District Court for the District of Maryland for four (4) felony and four (4) misdemeanor violations of the Clean Water Act, 33 U.S.C. Section 1311(a) (the "Criminal Action"). On February 29, 1996, a jury convicted each of the aforementioned defendants of the four felony charges. IGC was fined Two Million Dollars ($2,000,000) and SCA was fined One Million Dollars ($1,000,000.00) (each fine is herein collectively, the "Fine"), and each IGC and SCA was placed on probation for five (5) years, and ordered to implement a wetlands restoration mitigation plan proposed by the United States Government. Each of the defendants has appealed the convictions and the accompanying punishments to the United States Court of Appeals for the Fourth Circuit. Such appeals are now pending as Appeal
Nos.  96-4498,  96-4503  and 96-4537,  respectively.    In addition to the
Criminal Action, the United States Government has initiated civil proceedings before the United States District Court for the District of Maryland against James J. Wilson, IGC and SCA, seeking injunctive relief and civil penalties arising out of the alleged discharge of dredge or fill material into approximately seventy acres of (70) wetlands in violation of the Clean Water Act (the "Civil Action") . The Civil Action has been stayed pending resolution of the Criminal Action. The Criminal Action together with the Civil Action is herein collectively, the "Pending Litigation")

               2.3.2.    Remediation Reserves.   As part of the penalty for
IGC and SCA's felony violation of the Clean Water Act, the United States District Court for the District of Maryland has ordered IGC and SCA to restore and mitigate certain of the damaged wetlands. In response to such order, the Borrower has proposed a plan of restoration and mitigation (the "Plan of Remediation"), at a cost to the Borrower in an approximate amount up to Two Million Dollars ($2,000,000.00) (the "Remediation Costs"). The Borrower and Lender hereby acknowledge and agree that Lender shall reserve from disbursement of the Loan an amount equal to the Remediation costs (the "Remediation Reserve Amount"), which reserve shall be made available to Borrower if and when Borrower is required to implement the Plan of
Remediation.   if and when Borrower shall require Lender to make Loan
Advances from the Remediation Reserve (the "Remediation Loan Advances") , such Remediation Loan Advances shall be made pursuant to terms and conditions identical to the terms and conditions set forth in Section 2.4 herein, as if the Remediation Loan Advances were being made by Lender to Borrower for infrastructure development.

               2.3.3.    Payment of Fine.    On the closing date, Lender
shall make Loan Advance to Borrower in the amount of the Fine to be used by Borrower to satisfy the Fines.

          2.4.      Infrastructure Development.

               2.4.1. Development of Fairway Village I Project. The Borrower and/or Property Owner has or will furnish to the Lender (a) plans and specifications, as modified from time to time (the "Plans and Specifications I') satisfactory to the Lender for the development of each part of the Fairway Village I Project to be developed with a portion of the proceeds of the Loan, Prepared by the Architect pursuant to an agreement by and between the Architect and the Property Owner and/or Borrower, in Substantially the form previously submitted and approved by the Lender (the "Architect's Agreement"), (b) the contracts by and between the

General Contractor and the Property Owner and/or Borrower, in Substantially the form previously submitted and approved by the Lender (the "Construction Contracts"), providing for the development of the Fairway Village I Project in accordance with the Plans and Specifications during the period of time (the "Development Period") commencing as of the date hereof, and ending before the first day of the thirty-sixth (36th) complete calendar month from the date hereof (the "Development Completion Date"), and (c) a capital budget for the period of time during the Development Period, approved by the Lender, for the development of each part of the Fairway Village I Project during the Development Period showing, among other things, a cost breakdown for each category described in the capital budget and a description in such categories of the utilization of the Loan proceeds necessary for the completion of the Fairway Village I Project (the development budget, together with any changes, modifications, amendments, and supplements, each as expressly approved by the Lender in writing, in the Lender's sole and reasonable discretion, is herein the "Development Budget"), and a copy of which is attached hereto as Exhibit 2.4.1.

               2.4.2. Loan Proceeds for Fairway Village I. Upon receipt, the Borrower will hold Fairway Village I Loan Advances made to it hereunder with respect to the development of the Fairway Village I Project for the benefit of the Property Owner and the Property Owner will use any amounts advanced by Borrower hereunder with respect to the development of the Project, for the purpose of paying the costs of development of the Fairway Village I Project substantially in accordance with the Plans and Specifications and the Development Budget. Without the prior written consent of the Lender, the Borrower and Property Owner shall not expend any part of the proceeds of the Loan allocated for the Fairway Village I Project for any purpose except in connection with the uses and purposes provided for in this Agreement. The Lender is hereby irrevocably authorized by the Borrower to make Fairway Village I Loan Advances to the Borrower pursuant to requests or requisitions signed by any one of the persons who are authorized to do so under the provisions of the authorizations of the general partner of the Borrower furnished to the Lender under the provisions of Section 3.1.1 hereof. The Lender assumes no responsibility or liability for any errors, mistakes or discrepancies in the oral, written, telephonic or other transmissions of any instructions, orders, requests or confirmations between the Lender and the Borrower for or in connection with the Loan or any Fairway Village I Loan Advances, except for errors, mistakes or discrepancies resulting solely from the Lender's actions or otherwise resulting from Lender's gross negligence or wilful misconduct.

               2.4.3.    Fairway Village I Loan Advances.

                    (a) The Loan Advances for the Fairway Village I Project shall be advanced by Lender and used directly by Borrower or readvanced by Borrower for use by the Property Owner in accordance with the terms of this Section 2.4.3 (such Loan Advances are herein the "Fairway Village I Loan Advances") . Requests by Borrower for Fairway Village I Loan Advances shall be made on approved AlA Forms 702 and 703 or such other form as agreed to by Lender, and submitted to, and approved by, Lender, and signed by the authorized representative and certified by the General Contractor, showing the percentage of completion and setting forth in trade breakdown form in such detail as may be required by Lender the amounts expended and/or costs incurred for work done and materials incorporated into the Fairway Village I Project (the "Requisitions"). The Borrower shall submit with each Requisition a statement that the work completed to the date of such Requisition complies in all material,respects and is of quality consistent with the Plans and Specifications. After each Requisition is submitted, Lender shall have the right to inspect the Fairway VilLage I Project and verify the cost of the completed construction, the percentage of completion, compliance with Plans and Specifications, quality of work, and the materials or equipment installed. Any and all inspections made by the Lender or any agents or employees of the Lender are for the Lender's information and shall not be deemed to have been made for or on account of the Borrower. The Borrower hereby releases the Lender from any liability and responsibility whatsoever relating to the development of the Fairway Village I Project, the Plans and Specifications, and labor or materials supplied in connection therewith. If soft costs are a part of any Requisition, the Borrower shall furnish to the Lender such additional information as the Lender may reasonably require to assure that amounts requisitioned for soft costs are to be used for reimbursement for such costs previously paid by the Property Owner and/or the Borrower or to pay such costs incurred by the Property Owner and/or the Borrower which are due and payable. The Lender will have a period of five (5) Business Days to fund each Requisition approved by the Lender, but in no event shall Lender be obligated to make Fairway Village I Loan Advances more frequently than once per calendar month.

                    (b) If and to the extent the Borrower and/or Property Owner retains any portion of any advance to the General Contractor, the Fairway Village I Loan Advances for development costs shall be subject to the identical funding and retainage requirements (the "Retainage") .
The Retainage shall only be released to Borrower upon satisfaction of all conditions precedent to the Lender' s obligation to make the final Fairway Village I Loan Advance, as provided under Section 3.2 hereof.

                    (c) Notwithstanding the other provisions of this Agreement, if an Event of Default under this Agreement has occurred and is continuing, the Lender, may, at its sole option, and without liability to the Borrower and/or Property Owner, make any Fairway Village I Loan Advance directly to the General Contractor or to any persons furnishing labor, services, or materials used or to be used on or in the development of the Fairway Village I Project (including authorized extras) or to any combination of them, and may pay any loan fees, interest, taxes, appraisals, inspection fees, recording charges, legal fees and any other outstanding amounts, relating to the Project and the full cost of their completion. Any such Fairway Village I Loan Advance or payment shall be
deemed to have been made to the Borrower or for its account.   No further
direction or authorization from the Borrower and/or Property Owner shall be necessary to warrant such direct Fairway Village I Loan Advances and all such Fairway Village I Loan Advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be guaranteed by the Owner's Guaranty, which Owner's Guaranty shall be secured by the Deed of Trust, and secured by the other Financing Documents, as fully as if made to the Borrower, regardless of the disposition thereof by the party or parties to whom such Fairway Village I Loan Advance is made. The Lender shall in no event be responsible or liable to any person other than the Borrower for the disbursement of or the failure to disburse the Fairway Village I Loan Advances, and no third party, including, without limitation, the General Contractor, any subcontractor or any supplier of labor, services or materials, shall have any right or claim against the Lender under this Agreement or the administration thereof.

                    (d) The Lender may advance, in its discretion, a portion of the Loan proceeds allocated for the Fairway Village I Project, to the Borrower, who will then reloan the proceeds to the Property Owner, to pay for costs of materials actually incurred by the Property Owner for materials stored on site at the Fairway Village I Project and which are required in connection with the development of the Fairway Village I Project, provided that (i) such materials are in accordance with the Plans and Specifications, (ii) such materials are securely stored on site and properly inventoried, (iii) the bills of sale and contracts under which such materials are being provided shall be in form and substance satisfactory to the Lender, and (iv) such materials are insured against casualty, loss and theft in a manner satisfactory to the Lender

               2.4.4. Development and Completion of the Fairway Village I Project. In the event no Fairway Village I Loan Advance is made within ninety days (90) days of the date hereof, then any obligation of the Lender to make Fairway Village I Loan Advances shall terminate, unless extended by the Lender in its sole discretion. The Borrower and Property Owner agree to complete the Fairway Village I Project in accordance with the Plans and Specifications, subject to any requirements of Governmental Authorities on or before the Development Completion Date, time being of the essence, subject to events occasioned by strikes, lock-outs, war or civil disturbance, natural disaster, acts of God or illegal acts of third parties beyond the control of Borrower and/or Property Owner ("Force Majeure") . The Lender shall have no obligation to make Fairway Village I Loan Advances after the expiration of the Development Period.

               2.4.5. Additional Funds. If at any time the unpaid costs to be incurred as determined from the Development Budget exceed the undisbursed Loan proceeds allocated for the Fairway Village I Project, as determined by the Lender in i~s sole but reasonable discretion, the Borrower and/or Property Owner shall provide from sources other than the Loan, funds necessary to pay the additional costs to complete the construction of the Fairway Village I Project in accordance with the Plans and Specifications.

               2.4.6.    Assignments.   Without the prior written consent
of the Lender, the Borrower and/or Property Owner shall not transfer, assign, pledge or hypothecate any right or interest in any payment or Fairway Village I Loan Advance made or to be made pursuant to this Agreement, any of the other benefits of this Agreement, or any of benefits under the other Financing Documents. Any assignment made or attempted by the Borrower and/or Property Owner without the prior written consent of the Lender shall be void and of no effect. No consent by the Lender to an assignment by the Borrower and/or Property Owner shall release the Borrower and/or Property Owner as the party primarily obligated and liable under the provisions of this Agreement unless the Borrower and/or Property Owner shall be released specifically by the Lender in writing. No consent by the Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

               2.4.7     Assignment of Construction Contracts Plans and
Specifications.   Contemporaneously with the closing of the Loan, Property
Owner shall assign to the Lender, as security for the Obligations, all of Property Owner's right, title and interest in and to (a) the Construction Contracts and Subcontracts, (b) the Plans and Specifications, and (c) any other contract entered into by Borrower or Property Owner in connection with the development of the Fairway Village I Project.

               2.4.8. No Warranty by the Lender. The Lender makes no warranty, either express or implied, of the actual or designed capacity of the Fairway Village I Project or the suitability of the Fairway Village I Project for the purposes intended by the Property Owner or that the proceeds of the Loan allocated to the Fairway Village I Project will ultimately be sufficient to pay in full all costs of the development of the Fairway Village I Project in accordance with the Plans and Specifications or otherwise.

               2.4.9.    Establishment of Development Escrow Account.

                    2.4.9.1 Development Escrow Account. Contemporaneously herewith, the Borrower shall establish with Lender a Development Escrow Account (the "Development Escrow Account") . The Borrower shall deposit in the Development Escrow Account, the aggregate sum of One Million Dollars ($1,000,000.00) in equal semi-annual payments beginning on or before February 1, 1998, and August 1, 1998, in the amounts of Five Hundred Thousand Dollars ($500,000.00). Funds deposited in the Development Escrow Account shall earn interest at the rate in effect from time to time for a Bank One business high balance savings account. The Lender shall retain all payments made into the Development Escrow Account free of any trust except to the extent, if any, that the laws of the State of Ohio shall require otherwise. The Borrower hereby creates and grants to the Lender, a security interest in and to any and all funds held in the Development Escrow Account.

                    2.4.9.2 Use of Funds. The amounts held in the Development Escrow Account shall be used by the Borrower, together with the Fairway Village I Loan Advances, to pay the cost of development of the Fairway Village I Project. The Lender shall, upon written request from Borrower and upon satisfaction of the requirements set forth in this
Section 2.4.9, release to Borrower amounts from the Development Escrow Account necessary to reimburse Borrower for costs of development of the Fairway Village I Project reflected in the Development Budget or otherwise approved by Lender. Tn no event shall Lender be obligated to release escrow funds if an Event of Default exists hereunder or under any of the Financing Documents and Lender shall be permitted, and Borrower hereby consents, to offset any remaining escrow funds in the Development Escrow Account against the Indebtedness of Borrower to Lender.

                    2.4.9.3 Disbursements. At any time following the first calendar anniversary of the date hereof, Borrower may request disbursements from the Development Escrow Account. The Borrower shall make requests for disbursements from the Development Escrow Account and Borrower shall disburse funds from the Development Escrow Account, pursuant to terms and conditions identical to the terms and conditions set forth in Section 2.4.3 hereof, as if such requests for disbursements were Requisitions.

                    2.4.9.4   Costs;  Release  of  Funds.    All reasonable

costs and expenses incurred by Lender (excluding interest payable on the deposited funds) in connection with collecting, holding, administering and disbursing funds from the Development Escrow Account shall be paid by
Borrower immediately upon requests therefor.   Upon payment in full of the
entire outstanding Principal Amount and any other sums secured by the Financing Documents, the Lender shall release to the Borrower the remaining amounts in the Development Escrow Account, if any.

          2.5.      Repayment of the Loan.

               2.5.1. Principal Payment of the Loan. The Borrower shall pay the principal amount of the Loan to the Lender over a period of seven
(7) years in consecutive semi-annual installments of principal, the first such installment being due on the first Business Day of the seventh (7th) complete calendar month following the date hereof and subsequent installments being due on the first Business Day of every sixth (6th) month thereafter (each such date, a "Principal Payment Date") . The first two (2) installments of principal shall be in amounts equal to One Million
Dollars ($1,000,000)  each.   Beginning with the third installment and
continuing for each installment thereafter, each installment of principal shall be in an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000). Unless sooner paid, and subject to acceleration, the unpaid Principal Amount of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable in full by the Borrower to the Lender on July 31, 2004, without notice by or demand of the Lender (the "Scheduled Maturity Date")

               2.5.2. Loan Interest. Except for all times during a Default Period and subject to the other applicable provisions of this Agreement, Borrower shall pay to Lender interest on the unpaid Principal Amount of the Loan from the date hereof until the maturity of the Loan (whether by acceleration or otherwise) at the Base Rate. Borrower shall also pay to Lender Additional Interest on the unpaid Principal Amount of the Loan at the Additional Interest Kate, as more fully set forth in the Note.

               2.5.3.    Loan Default Rate.  At all times during a Default
Period, the Borrower shall pay to the Lender:   (i) Base Interest on any
unpaid Principal Amount (before and after judgment) at a per annum rate of interest equal to the Default Pate in effect from time to time, (ii) Additional Interest, as such Additional Interest becomes due and payable under the Note, at the Additional Interest Rate, and (iii) interest on any accrued but unpaid Base Interest or Additional Interest at a per annum rate of interest equal to the Default Rate in effect from time to time.

               2.5.4. Loan Interest Payments. Except at all times during a Default Period, Base Interest accrued on the unpaid Principal Amount of the Loan shall be paid by the Borrower to the Lender on the first Business Day of each Interest Period, and Additional Interest shall be paid on or
before each calendar anniversary of the date of the Note.   At all times
during any Default Period, the Borrower shall on demand from time to time by the Lender pay to the Lender all accrued Interest on the unpaid Principal Amount of the Loan.

               2.5.5.    The Note  and  the  Mirror  Note.    The
obligation of the Borrower to pay the Loan with interest shall be evidenced by a promissory note (which promissory note, as the same may from time to time be extended, replaced, amended, restated, or otherwise modified, is herein called the "Note") dated the date hereof in the Principal Amount of the Loan and executed and delivered by the Borrower to the Lender simultaneously herewith. The obligation of the Property Owner to repay any amounts loaned by the Borrower with interest shall be evidenced by a promissory note (which promissory note, as the same may from time to time be extended, replaced, amended, restated, or otherwise modified, is herein called the "Mirror Note") dated the date hereof and executed and delivered by the Property Owner to the Borrower simultaneously herewith and assigned to Lender, which Mirror Note shall contain substantially the same terms and conditions as the Note.

               2.5.6. Undisbursed Loan Proceeds. Upon (i) a final resolution of the Pending Litigation and (ii) upon completion of the Fairway Village I Project in accordance with the provisions of this Agreement to the satisfaction of the Lender, and provided no Event of Default exists and is continuing, if the full Principal Amount of the Loan has not been advanced pursuant hereto, the Borrower shall have the right to request a subsequent advance of any such amount (a "Subsequent Advance")
 . If and to the extent, Lender determines, in its sole discretion, not to disburse any Subsequent Advance, or if Borrower does not request any Subsequent Advance, then the Borrower and the Lender will amend the Note and this Agreement by an agreement in form and content satisfactory to the Lender so that the Principal Amount of the Note is reduced to an amount equal to the amount of the Principal Amount advanced pursuant hereto.

               2.5.7. Loan Payments. Whenever any payment to be made by the Borrower under the provisions of this Agreement, the Note, the Property Owner Guaranty, or any of the other Financing Documents is due on a day which is not a Business Day. the due date thereof shall be extended to the next succeeding Business Day.


               2.5.8. Interest Calculation. All interest and fees payable under this Agreement or the Note shall be computed on the basis of actual number of days elapsed over a year of 360 days.

               2.5.9. Late Charges. So long as the Obligations have not matured or been accelerated, (i) if the Borrower fails to make any payment of Interest when due pursuant to the provisions of this Agreement or the Note within five (5) days of the date due and payable, the Borrower shall pay to Lender a late charge equal to five percent (5%) of such overdue amount (the "Late Charge"); and (ii) if the Borrower fails to make any payment of the Principal Amount when due pursuant to the provisions of this Agreement or the Note within five (5) days following the receipt of notice of nonpayment from Lender to Borrower, the Borrower shall pay to Lender an additional late charge (the "Additional Late Charge") equal to Two Hundred Fifty Thousand Dollars ($250,000.00) or in the alternative, Lender may exercise its right under the Option Agreement to purchase an additional Two Hundred Fifty Thousand (250,000) Class A Units or shares of stock of either Borrower or any successor company. Neither of such five
(5) day periods shall be construed in any way to extend the due date of any such payment. Late charges are imposed for the purpose of defraying the Lender's expenses incident to the handling of the delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon an Event of Default.

               2.5.10. Prepayment of Loan. Except for mandatory release payments due upon the sale of any of the Property as set forth in Section 7 hereof or repayment from the proceeds of any securities offering with respect to which Lender received an opportunity to participate pursuant to

Section 5.23 hereof (whether or not Lender actually provides Borrower investment banking services), the Borrower shall be prohibited from prepaying the Loan in full or in part at any time during the first full
calendar year following the date hereof.   At any time following the first
calendar anniversary of this Agreement, the Borrower shall have the right to prepay the unpaid Principal Amount in whole at any time without premium or penalty, provided that the Borrower gives the Lender fifteen (15) days prior written notice. The Lender shall apply any prepayment first to any accrued and unpaid interest and then to the payment of unpaid Principal Amounts in their inverse order of maturity.

          2.6.      Guaranties, Collateral. etc.

               2.6.1.    Guaranties.

                    2.6.1.1. Property Owner Guaranty. The payment of the obligations and the performance of this Agreement, the Note, and the other

Financing Documents by the Borrower shall be guaranteed by Property Owner pursuant to that certain Property Owner Guaranty Agreement, dated as of the date hereof, from Property Owner to Lender (which Property Owner Guaranty Agreement, as the same may from time to time be amended, extended, restated, supplemented or otherwise modified, is herein called the "Property Owner Guaranty".

                    2.6.1.2. Key Principal Guaranty. Further, any misapplication of the Loan Proceeds, any act of fraud, any intentional breach of any representation or warranty of the Borrower contained herein or in any of the other Financing Documents or any unintentional breach of any representation or warranty of the Borrower contained herein or in any of the other Financing Documents that results in any liability of Borrower in an aggregate amount in excess of $250,000.00, the Borrower's failure to comply with the representations and warranties regarding Hazardous Materials and Environmental Laws, and any acts of waste committed by the Borrower which constitute the tort of waste under Maryland common law, shall be guaranteed by certain of the Guarantors pursuant to that certain Key Principals Guaranty Agreement, dated as of the date hereof from such Guarantors to Lender (which Key Principals Guaranty as the same may from time to time be amended, restated, supplemented or otherwise modified, is herein called the "Key Principals Guaranty")

                    2.6.1.3. Wilson Guaranty. To the extent that the Pending Litigation results in civil or criminal fines and/or penalties in excess of the Fine, or if the Remediation Costs exceed the Remediation Reserve Amount, such additional obligations of the Borrower shall be personally guaranteed by James J. Wilson pursuant to that certain Wilson Guaranty Agreement, dated as of the date hereof from James J. Wilson to Lender (which Wilson Guaranty, as the same may from time to time be amended, restated, supplemented or otherwise modified, as herein called the "Wilson Guaranty".)

               2.6.2. Collateral. The payment of the Obligations and the performance of this Agreement, the Note, and the other Financing Documents are secured or supported by the provisions of, and the property described in, (a) a certain Indemnity Deed of Trust, Security Agreement and Assignment of Leases and Rents (which Indemnity Deed of Trust,
Security Agreement and Assignment of Leases, as the same may from time to time be amended, extended, restated, supplemented or otherwise modified, is herein called the "Deed of Trust") dated the date hereof from the Property Owner to Charles R. Moran and Thomas A. Hauser, as Trustees for the benefit of the Lender and, among other things, securing the Property Owner's obligations hereunder and under the Property Owner Guaranty with the rights, property and interests described therein (the
"Deed of Trust Property"), (b) a certain Assignment of Contracts (which Assignment of Contracts, as the same may from time to time be amended, restated, supplemented or otherwise modified, is herein called the "Contract Assignment") dated the date hereof from the Borrower and/or Property Owner to the Lender and, among other things, securing the Property Owner's obligations under the Owner's Guaranty with the rights, property and interests described therein (the "Contracts"), (c) certain Assignment Agreements (which Assignment Agreements, as the same may from time to time be amended, restated, supplemented or otherwise modified, is herein called the "Assignment Agreements") whereby the Borrower has assigned to Lender certain of Borrower's economic and beneficial interests in and from, those certain partnerships identified on Exhibit 2.6.2 hereto (the "Partnership Interests") and (d) a certain Deposit Pledge Agreement (which Deposit Pledge Agreement, as the same may from time to time be amended, restated, supplemented, or otherwise modified, is herein the "Deposit Pledge Agreement") dated the date hereof from the Borrower to Lender, pledging to Lender certain rights of Borrower in the Release Payment Proceeds Account up to the Remediation Reserve Amount. The Deed of Trust Property, the Contracts, the Partnership Interests, the Release Payment Proceeds Account, and any other collateral assigned hereunder are herein sometimes called collectively the "Collateral".

               2.6.3.    Option  Agreement.     As  additional
consideration to Lender for making the Loan, Borrower and Lender shall enter into that certain Option Agreement, dated as of the date hereof, (which Option Agreement, as the same may from time to time be amended, restated, supplemented, or otherwise modified, as herein called the "Option Agreement"), whereby Lender~shall have the following options:

                    (a) Lender shall have an immediate opt ion to purchase up to one hundred fifty thousand (150,000) Class A Units of IGC at a price equal to $3.0016 (the "Strike price");

                    (b) For each consecutive twelve (12) month period after the date hereof that any Principal Amount remains outstanding, Lender shall have an opt ion to purchase from IGC, or any successor entity, an additional seventy-five thousand (75,000) Class A Units, or after the Restructuring, seventy-five thousand (75,000) shares of Common Shares of ACPT or shares of stock at the lesser of (i) the Strike Price or (ii) the average price of such Borrower s, or any successor company's, Class A Units or shares of stock during the twenty (20) trading days immediately preceding the date which the option was granted, as reported on the American Stock Exchange or any successor exchange on which the Class A Units or shares of stock are listed. Lender shall be permitted, in its sole discretion, to exercise the options granted under the Option Agreement at any time following the granting thereof and such options shall be subject to customary anti-dilution provisions. Said options shall expire at the later of (i) five years from the date upon which the options were granted, or (ii) the date which is four (4) years from the date upon which the Loan is paid in full.

          SECTION 3.  Conditions Precedent.

          3.1. Conditions Precedent to the Initial Loan Advance. The Lender shall have no commitment or obligation whatsoever to make the initial Loan Advance unless and until the following conditions precedent have been satisfied in a manner acceptable to the Lender prior to the initial Loan Advance (unless such conditions are waived by the Lender)

               3.1.1.    Organizational Documents.

                    3.1.1.1. IGC. Lender shall have received (a) a copy, certified to Lender as of the date hereof by the General Partner of IGC, of the Certificate of Limited Partnership, dated as of February 6, 1987, as amended, and filed with the Delaware Secretary of State (the "IGC Certificate of Partnership"), (b) a copy, certified to Lender as true and correct as of the date hereof by the General Partner of IGC, of the Agreement of Limited Partnership, dated as of February 6, 1987, as amended (the "IGC and Partnership Agreement"), (c) a Certificate of Good Standing for IGC issued by the Delaware Secretary of the State, (d) consent of the General Partner of IGC authorizing execution and delivery of this Agreement and the other Financing Documents to which IGC is a party and designating by name the individuals who are authorized to sign this Agreement and such other Financing Documents for and on behalf of IGC and to make the borrowings hereunder.

                    3.1.1.2. ACPT. Lender shall have received (a) a copy, certified to Lender as of the date hereof by the Trustees of ACPT, of the Declaration of Trust, dated as of March 13, 1997, and filed with the Maryland State Department of Assessments and Taxation ("SDAT") (the "ACPT Declaration of Trust"), (b) a copy, certified to Lender as true and correct as of the date hereof by the Trustee of ACPT, of the Bylaws of ACPT (the "ACPT Bylaws"), (c) a Certificate of Good Standing for ACPT issued by SDAT, and (d) resolutions of the Trustees of ACPT authorizing execution and delivery of this Agreement and the other Financing Documents to which ACPT is a party and designating by name the individuals who are authorized to sign this Agreement and such other Financing Documents for and on behalf of ACPT and to make the borrowings hereunder.

                    3.1.1.3.  Property Owner.  Lender shall have received
(a) a copy, certified to Lender as of the date hereof by the Managing Member of Property Owner, of the Certificate of Formation of Property Owner, dated as of July 22, 1997, and filed with the Delaware Secretary of State, (b) a copy, certified to Lender as true and correct as of the date hereof by the Managing Member of the Property Owner, of the Operating Agreement of the Property Owner, dated as of July 22, 1997, and (c) a Certificate of Good Standing for the Property Owner issued by the Delaware Secretary of State, and (d) resolutions of the Members of the Property Owner authorizing the execution and delivery of this Agreement and the other Financing Documents to which the Property Owner is a party and designating by name the individuals who are authorized to sign this Agreement and such other Financing Documents for and on behalf of the Property Owner and to make the borrowings hereunder.

               3.1.2. Financial Statements. Lender shall have received the most recent quarterly financial statement of the Borrower and any other financial information requested by Lender from Borrower concerning the business operations and/or affairs of Borrower and relating to the Collateral, and Borrower has certified to Lender that there has been no material adverse change between the date of the aforementioned financial statements and such other information, and the date of the initial Loan Advance.

               3.1.3. UCC, Judgment and Lien Searches. Lender shall have received and accepted UCC searches conducted in the State of Maryland, together with judgment and lien searches against the Borrower and Property Owner in the State of Maryland and in the United States District Court for the District of Maryland, and such searches shall not disclose any encumbrances, judgments or liens which have not been previously disclosed and accepted by Lender.

               3.1.4. Architect and Plans and Specifications. The Lender shall have (a) approved of the Architect, (b) received and approved of the Plans and Specifications completed to date, for the Fairway Village I Project prepared by the Architect, and signed by the Architect and the Property Owner, and (c) received the Architect's written permission to use the Plans and Specifications without cost to the Lender.

               3.1.5. General Contractor. The Lender shall have (a) approved of the current General Contractor to be engaged by the Property Owner to construct the Fairway Village I Project, (b) received and approved of the current Construction Contract between the Property Owner and General Contractor for the development of the Fairway Village I Project in accordance with the Plans and Specifications, (c) received and approved the form of all current Subcontracts (which are then in place) (d) received an assignment of the current Construction Contract by the Property Owner and General Contractor in form and content satisfactory to the Lender, and
(e) received an assignment to the Lender from the General Contractor of all current Subcontracts.

               3.1.6.    Title Insurance.   The Lender shall have received
in form and content satisfactory to it, a commitment for a 1992 ALTA standard loan form mortgage title insurance policy, with respect to the Property, in the amount of not less than $20,000,000, issued by Commonwealth Land Title Insurance Company (the "Title Company") , insuring that (a) the Property Owner holds title in fee simple to the Property (the "Title Insurance Policy"), (b) the Lien of the Deed of Trust is a valid Lien thereon subject only to such exceptions as have been approved in writing by the Lender, (c) the Property is free and clear of all other Liens, claims and encumbrances, other than those approved by the Lender in its reasonable discretion, and, (d) containing such endorsements as may be satisfactory to the Lender including, by way of example and not limitation, an affirmative endorsement insuring the validity and priority of Lender's lien against the Property granted under the Deed of Trust, with respect to the Pending Litigation.

               3.1.7. Property and Casualty Insurance. The Lender shall have received from the Property Owner evidence of property and casualty insurance from a well rated and responsible insurance company insuring the Property and any improvements thereto, and any equipment thereon belonging to the Property Owner, in amounts satisfactory to the Lender against loss or damage resulting from fire and other risks insured against by extended coverage, together with a standard non-contributing and non-reporting mortgagee's endorsement in favor of the Lender in form satisfactory to the Lender, and as more fully set forth in the Deed of Trust.

               3.1.8. Flood Insurance. The Lender shall have received a flood insurance policy in an amount satisfactory to the Lender or the maximum limit of coverage available, whichever is less, if the Property is located in a special flood hazard area, or, if the Property is not located in a special flood hazard area, a signed statement to that effect from the surveyor identified in Section 3.1.12.

               3.1.9. Survey. Lender shall have received surveys of the Property, in form and content satisfactory to Lender in Lender's sole discretion.

               3.1.10. Environmental Audit. The Lender shall have received a "Phase I" environmental audit or assessment of the Property from an environmental engineer acceptable to the 'Lender and in form and content satisfactory in all respects to the Lender.

               3.1.11. Appraisal. The Lender shall have received an appraisal of the Property from an appraiser engaged by Lender at Borrower's and/or Property Owner's expense, in form and substance acceptable to Lender.

               3.1.12. Development Budget, etc. The Lender shall have received (a) the Development Budget for the development of the Fairway Village I Project in form, content and detail satisfactory to the Lender, and (b) a list of all current subcontractors and material suppliers.

               3.1.13. Commencement of Work. The Lender shall have received from the Property Owner written evidence in form and substance reasonably satisfactory to the Lender, to the effect that no construction work of any kind (other than grading) has commenced upon the Fairway Village Property and no materials have been placed or stored upon the Fairway Village Property prior to the recordation of the Deed of Trust among the Land Records unless the Lender shall have received (a) lien waivers from General Contractor and the subcontractors who performed such work, and (b) evidence that such materials are fully and adequately insured.

               3.1.14. Leases. The Lender shall have received from the Property Owner a list of any and all leases, license agreements,
concessionaire  agreements,   service  agreements, tenancies and other use
and occupancy agreements which cover any and all of the Property Owner's right, title and interest in any Property.

               3.1.15. Opinion of Counsel to the Borrower, Property Owner and the Guarantors. The Lender shall have received an Opinion of Counsel to the Borrower and the Property Owner in form and content satisfactory to the Lender.

               3.1.16. Taxes. Lender shall receive from Property Owner or Title Company, certified copies of any and all real estate tax bills with respect to the Property from all taxing authorities for the most recent twelve (12) month period.

               3.1.17. Other Items. Lender shall have, received such other documents, certificates and instruments as Lender as may reasonably require.

          3.2. Conditions to the Making of all Fairway Village I Loan Advances, and Remediation Loan Advances. The Borrower and/or the Property Owner shall satisfy the following conditions as a condition precedent to all Fairway Village I Loan Advances, and Remediation Loan Advances.

               3.2.1. Requisition. With respect to any Fairway Village I Loan Advances or Remediation Loan Advances, Borrower and/or the Property Owner shall have delivered to the Lender a Requisition meeting the requirements of Section 2.4.3 of this Agreement and acceptable to Lender.

               3.2.2. Time for Completion of Development. With respect to any Fairway Village I Loan Advance there shall be sufficient time in the reasonable opinion of the Lender to complete the Fairway Village I Project not later than the Development Completion Date.

               3.2.3.    Waivers of Liens.   If requested by the Lender, at
its sole but reasonable option, the Borrower and/or the Property Owner shall have furnished waivers of liens and receipts of payment from the General Contractor, any subcontractor or any supplier of labor or materials designated by the Lender for all work performed to the date of the immediately preceding Fairway Village I Loan Advance or Remediation Loan Advance, as the case may be, at the time each requisition is submitted, and waivers of liens as to each supplier for materials included in the last previous requisition within 30 days from the date of funding of the last previous requisition, or prior to the next requisition, whichever shall first occur.

               3.2.4.    Title Continuation.   If requested by the Lender,
at its sole but reasonable option, the Title Company shall issue a title continuation or endorsement showing that the Property is clear of Liens (other than the lien of the Deed of Trust and any other Liens therein expressly permitted) to the date of such Fairway Village I Loan Advance and that no financing statements affecting the Fairway Village Property, or any part thereof, other than in favor of the Lender, have been filed.

               3.2.5. Conformity with Plans and Specifications or Remediation Plan. All development work which has been completed shall be in conformity with the Plans and Specifications, or with the Remediation Plan, in all material respects, and shall be acceptable to Lender and/or Lender's inspection engineer, as the case may be.

               3.2.6. Site Plan, Public Works Agreements. The Lender shall have received and approved a site plan for the Fairway Village I Project approved by all appropriate Governmental Authorities and shall have received and approved any and all public works agreements for any of the Property approved by all Governmental Authorities.

               3.2.7.    Permits,  etc.   The Lender  shall have received
from Borrower written evidence, in form and substance satisfactory to the Lender, from either the Architect, the Property Owner's engineer, or all Governmental Authorities having or claiming jurisdiction to the effect that to the extent applicable and on an as completed and as necessary basis, all development, building, construction and other permits required in connection with the development of the Fairway Village I Project have been validly issued or will be issued, that all fees and bonds required in connection therewith have been, or will be, paid in full or posted, as the circumstances may require, and that the Fairway Village I Project meets
zoning  requirements,   subdivision requirements, environmental
requirements, and all sewer and storm drain requirements.

               3.2.8. Utilities. The Lender shall have received from the Property Owner written evidence, in form and substance reasonably satisfactory to the Lender, from either the Architect, the Property Owner's engineer, or all municipalities and utility companies having or claiming jurisdiction to the effect that all utility services required by the Plans and Specifications or otherwise necessary for the construction of the Fairway Village I Project and the operation thereof for their intended purpose after completion are available for connection and use at the boundaries of the Fairway Village Project Property including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities.

          3.3.      Conditions  to Making All  Loan Advances.         The
Borrower and/or Property Owner shall satisfy the following conditions as a condition precedent to all Loan Advances.

               3.3.1.    Representations  and  Warranties.  Any
representation or warranty made in or in connection with this Agreement and the other Financing Documents is true, correct and complete in all material respects on and as of the date of any Loan Advance or any Loan as if made on such date.

               3.3.2. Legality. It shall not be unlawful (a) for the Lender to perform any of its material agreements or obligations under this Agreement or any of the other Financing Documents to which it is a party,
(b) for the Borrower and/or the Property Owner to perform any of its material agreements or obligations under this Agreement or any of the other Financing Documents to which the Borrower and/or the Property Owner is a party, or (c) for any other party to any of the Financing Documents to perform any of such party's agreements or obligations under such Financing Documents.

               3.3.3. Order, etc. No order, judgment or decree of any arbitrator, court or other Governmental Authority shall or shall purport to enjoin or restrain the Lender from making a Fairway Village I Loan Advance.

               3.3.4.    No Litigation.   Except for the Pending
Litigation, there shall not be pending, or to the knowledge of the Borrower and/or the Property Owner, threatened in writing, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower and/or the Property Owner, which would in the reasonable opinion of the Lender be likely to have a material adverse affect (i) on the ability of the Borrower and/or the Property Owner, to perform its obligations in all material respects under any of the Financing Documents to which it is a party, (ii) on the validity or enforceability of any of the Financing Documents in all material respects or (iii) on the material rights, remedies or benefits available to the Lender under the provisions of the Financing Documents.

               3.3.5. Compliance. The Borrower and/or the Property Owner shall then be in compliance in all material respects with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon it.

               3.3.6. Default. No Event of Default shall have occurred and be continuing.

          SECTION 4. Representations and Warranties. Each of the Borrower and the Property Owner represents and warrants to the Lender that the following statements are true, correct and complete as of the date hereof and as of each date any Loan Advance is to be made hereunder:

          4.1.      Authority, etc.

               4.1.1.    IGC.   IGC is a limited partnership duly organized
and in good standing under the laws of the State of Delaware and is
qualified to do business in all states where IGC conducts business.   IGC
has the full power and authority to execute, deliver and perform this Agreement and the other Financing Documents to which IGC is a party. Neither such execution, delivery and performance, nor compliance by IGC with the provisions of this Agreement and of the other Financing Documents to which IGC is a party will conflict with or result in a breach or violation of IGC's Partnership Agreement, or any judgment, order, regulation, ruling or law to which IGC is subject or any contract or agreement to which IGC is a party or to which any of IGC's assets and properties is subject, or constitute a default thereunder. The execution, delivery and performance of this Agreement and all other Financing Documents to which IGC is a party have been duly authorized and approved by all necessary action by IGC and constitute the legal, valid and binding obligations of IGC enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

               4.1.2.    ACPT.   ACPT is a Maryland real estate investment
trust duly organized and in good standing under the laws of the State of Maryland and is qualified to do business in all states where ACPT conducts business. ACPT has the full power and authority to execute, deliver and perform this Agreement and the other Financing Documents to which it is a party. Neither such execution, delivery and performance, nor compliance by ACPT with the provisions of this Agreement or of the other Financing Documents to which ACPT is a party will conflict with or result in a breach or violation of the ACPT Declaration of Trust, ACPT Bylaws, or any judgment, order, regulation, ruling or law to which ACPT is subject or any contract or agreement to which ACPT is a party or to which any of ACPT's assets and properties is subject, or constitute a default thereunder. The execution and performance of this Agreement and all other Financing Documents to which ACPT is a party have been duly authorized and approved by all necessary action by ACPT and constitute the legal, valid and binding obligations of ACPT enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

               4.1.3. Property Owner. Property Owner is a limited liability company duly organized and in good standing under the laws of the State of Delaware and is qualified to do business in all states where the
Property Owner conducts business.   The Property Owner has the full power
and authority to execute, deliver and perform this Agreement and the other
Financing Documents to which it  is a party.   Neither such execution,
delivery and performance, nor compliance by Property Owner with the provisions of this Agreement and of the other Financing Documents to which the Property Owner is a party will conflict with or result in a breach or violation of the Property Owner's Articles of Organization, Operating Agreement or any judgment, order, regulation, ruling or law to which Property Owner is subject or any contract or agreement to which Property

Owner is a party or to which any of Property Owner's assets and properties
is subject, or constitute a default thereunder.   The execution,  delivery
and performance of this Agreement and all other Financing Documents to which the Property Owner is a party have been duly authorized and approved by all necessary action by the Property Owner and constitute the legal, valid and binding obligations of the Property Owner enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          4.2. Litigation. Except for the Pending Litigation, there is no litigation or proceeding pending or, to the knowledge of any representative of the Borrower signing this Agreement on behalf of the Borrower and/or the Property Owner threatened in writing against or affecting the Borrower and/or the Property Owner which might materially adversely affect the business, financial condition or operations of the Borrower and/or the Property Owner or the ability of the Borrower to perform and comply with this Agreement or the other Financing Documents to which the Borrower and/or the Property Owner is a party.

          4.3. Taxes. Each of the Borrower and/or the Property Owner has filed all federal, state and local income, excise, property and other tax returns which are required to be filed and has paid all taxes as shown on such returns or assessments received by the Borrower and/or the Property Owner (including, without limitation, all F.I.C.A. payments and withholding taxes, if appropriate) , except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to such taxes or assessments.

          4.4. Title to Property and Collateral. Borrower and/or Property Owner, where applicable, has good and marketable title to all of its assets and property, including, without limitation, the Property and the Collateral, and the Collateral is not subject to any Liens, security interests or other encumbrances except for (a) those of the Lender, (b) those expressly permitted by the provisions of this Agreement or any of the other Financing Documents, or (c) those set forth in the Title Insurance Policy furnished to the Lender pursuant to Section 3.1.6 hereof or otherwise disclosed to Lender in writing, and reviewed by Lender as a part of Lender's due diligence.

          4.5.      Compliance with Laws, etc.

               4.5.1.    Environmental  Laws.    Except  for  the
allegations in the Pending Litigation and based upon reasonable inquiry and inspection of the Property, neither the Borrower nor the Property Owner is in violation of any applicable federal, state or local law, statute, rule, regulation or ordinance and has not received any notice of, nor is the subject of, any investigation or complaint alleging that the Borrower, the Property Owner or any property of the Borrower or Property Owner which is collateral and security for the Obligations under the Financing Documents (or any part thereof) or any other property owned, leased, operating or used by the Borrower is in material violation of any such law, statute, rule, regulation or ordinance, including, without limitation, those which relate to Hazardous Materials (as hereinafter defined) and/or the protection of the environment or human health, including any wetland laws or regulations, (collectively "Environmental Laws")

               4.5.2. Hazardous Materials. Except as otherwise previously disclosed to Lender, to the best of Borrower 5 and the Property Owner's knowledge, no hazardous wastes, hazardous substances, toxic chemicals and substances, oil and petroleum products and their by-products, radon, asbestos, pollutants or contaminants ("Hazardous Materials") have been used, located, installed, spilled, treated, released or stored on, under or from the Property in material violation of the Environmental Laws.

          4.6. Material Agreements. Neither the Borrower nor the Property Owner is in default or breach in the performance, observance or fulfillment or any of the terms, conditions or provisions of any material instrument, agreement or document to which the Borrower or Property Owner is a party (including, without limitation, any instrument or agreement evidencing or made in connection with any indebtedness or liabilities) which default or breach might have a material adverse effect on the business, properties, operations or financial condition of the Borrower or the Property Owner.

          4.7. Approvals and Consents. No approval, consent or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the valid execution, delivery and performance of the Construction Contracts, this Agreement, the Note or the other Financing Documents or the carrying out by the Borrower and/or the Property Owner of the transactions contemplated hereby or thereby.

          4.8.      Permits,  etc.    With respect  to  the  current
development of the Fairway Village I Project to date, all required development, building, construction and other permits, all necessary or required licenses and approvals, and evidence of compliance with all zoning, environmental and other laws, ordinances, rules, regulations, and restrictions, affecting such development of the Fairway Village I Project, have been obtained or will be obtained, and all fees and bonds required in connection therewith have been or will be paid or posted as the case may be within a reasonable period of time after the Completion Date.

          4.9. Construction Contracts. The current Construction Contracts are in full force and effect and have not been amended, modified or altered without the Lender's written consent, and the Property Owner is not in default thereunder, and, none of the parties to the current Construction Contracts in default thereunder, and there are no events, occurrences or conditions which with the passage of time or the giving of notice or both, would constitute a default thereunder.

          4.10. Plans and Specifications. The Plans and Specifications for the development of the Fairway Village I Project as contemplated by this Agreement and the use of the Property for the purpose contemplated by the Property Owner does and shall, in all material respects, comply with, and are lawful, permitted and conforming uses under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any Governmental Authority.
The Plans and Specifications have been approved, to the extent required by applicable law or any effective restrictive covenant, by all Governmental Authorities and the beneficiaries of any such covenant.

          4.11. Compliance in Zoning. (a) The anticipated use of the Property, including the Fairway Village Property after construction of the Fairway Village I Project, complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Property;

(b) all use requirements of any Governmental Authority having jurisdiction have or will have been satisfied; and (c) no material violation of any law or regulation exists with respect thereto. Evidence of zoning shall be in form and substance satisfactory to the Lender, and shall consist of either a letter to the Lender from the appropriate zoning office, or an endorsement to the Lender's title insurance policy, or a certificate from the Architect or Engineer.

          4.12. Utilities. All utility services necessary for the development of the Fairway Village I Project are or will be available at the boundaries of the Fairway Village I Property, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities.

          4.13. Access; Roads. All roads and other access necessary for the development of the Fairway Village I Project and full utilization thereof for its intended purpose have either been completed or the necessary rights of way therefor have either been acquired by the appropriate Governmental Authorities or have been dedicated to public use and all necessary steps have been taken by Borrower, Property Owner or such Governmental Authorities to assure the complete development and installation thereof by a date sufficient to ensure the timely completion of the development of the Fairway Village I Project and in no event later than the Development Completion Date.

          4.14. Violations. Neither the Borrower nor the Property Owner has knowledge of any violation, nor is there any written notice or other written record of any violation, of any zoning, subdivision, environmental, building or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Property, except for violations which the Borrower and/or the Property Owner have disclosed to the Lender in writing and are proceeding in good faith to remove or correct.

          4.15. Liens. There exist no encumbrances, charges or other Liens against the Property or any property relating thereto other than the Deed of Trust and the other Financing Documents and the Lien created thereby or pursuant thereto, including statutory and other Liens of mechanics, workmen, contractors, subcontractors, suppliers, taxing authorities and others, except (i) as disclosed in the Title Insurance Policy delivered to the Lender on the date hereof and except for real estate taxes on the Property which are not yet due and payable, or (ii) otherwise permitted by Lender.

          4.16. Accuracy of Information. No information, exhibit, report, statement or document furnished by the Borrower, the Property Owner or any other person to the Lender in connection with the Loan, this Agreement or the other Financing Documents (Dr the negotiation thereof when taken together as a whole contains any material misstatement of fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading.

          4.17. Solvency of Property Owner. Property Owner is not insolvent and Property Owner's execution, delivery and performance of this

Agreement and all other Financing Documents to which the Property Owner is a party will not render the Property Owner insolvent. For purposes of the representations and warranties set forth in this Section 4.17, the term "insolvent" means either (i) the present fair market value of Property Owner's assets is less than the amount necessary to pay Property Owner's probable liability on its existing debts as they become absolute and mature, or (ii) the sum of Property Owner's debts is greater than the present fair market value of Property Owner's assets.

          SECTION 5. Affirmative Covenants. Each of the Borrower and the Property Owner covenants and agrees with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding, the Borrower and/or Property Owner shall:

          5. 1.      Payment of Obligations. Punctually pay the principal
of and interest on the Loan and the other Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement, the Note, and the other Financing Documents.

          5.2. Financial Statements and Other Reports. Maintain at all times a system of accounting established and administered in accordance with sound business practices, and deliver, or cause to be delivered, to the Lender (a) as soon as available, but in no event more than forty-five
(45) days after the end of each calendar quarter of each fiscal year of the Borrower and Property Owner, quarterly financial statements, in form and content reasonably satisfactory to Lender, (b) as soon as available, but in no event more than ninety (90) days after the close of each fiscal year of the Borrower and Property Owner, audited financial 'statements certified by an independent accounting firm acceptable to Lender, (c) at such
reasonable intervals as the Lender may reasonably require,   such
assignments,   schedules,   statements,  reports, certifications, records
and other documents with respect to the Collateral in such form and detail reasonably satisfactory to the Lender, (d) within 30 days after the date of filing, all federal tax returns of the Borrower and Property Owner, together with all schedules and attachments, certified as true, correct and complete by the Borrower or Property Owner, and (e) promptly upon request of the Lender such other information, reports or documents respecting the business, properties, operation or financial condition of the Borrower and/or the Property Owner as the Lender may at any time and from time to time reasonably request.

          5.3. Gross Revenues from Sale of Property. During the first twelve (12) , twenty-four (24) , thirty-six (36) and forty-eight (45) month periods following the date hereof, have annual gross sales of all or a portion of the Property in amounts, respectively, but not less Four Million

Dollars ($4,000,000.00), Eight Million Dollars ($8,000,000.00); Twelve Million Dollars ($12,000,000.00) and Fourteen Million Dollars
($14,000,000.00).

          5.4 Conduct of Business and Maintenance of Existence Continue to engage in business of the same general type as now being conducted by it, and do and cause to be done all things necessary to maintain and keep in full force and effect its existence in good standing in each jurisdiction in which it conducts business.

          5.5. Compliance with Laws, etc. (a) Comply with all laws, statutes, ordinances, orders, rules or regulations applicable to it or to its property and assets in all material respects, including, without limitation, the Collateral (or any part thereof) or to any other property owned, leased, operated or used by it, including, without limitation, all material provisions concerning Hazardous Materials and Environmental Laws as set forth in the Deed of Trust.

          5.6. Payment of Liabilities and Taxes. Pay, when due subject to applicable grace periods, all of its indebtedness and liabilities (including, without limitation, the Obligations (when and if due)), and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon it or upon its income, profits or property (including, without limitation, the Collateral), except to the extent the amount or validity of any of the foregoing is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefor.

          5.7. Contractual Obligations. Comply with any agreement or undertaking to which it is a party, and maintain in full force and effect all contracts and leases to which it is or becomes a party unless the failure to do so would not have a material adverse effect on its business, operation, properties or financial condition.

          5.8. Maintenance of Property. Do all things necessary to maintain, preserve, protect and keep the Property in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business may be properly conducted at all times, unless the failure to do so would not have a material adverse effect on its business, operation or
financial condition.   The Borrower and/or the Property Owner shall
promptly notify the Lender of any event causing material deterioration, loss or depreciation in value of any substantial portion of the Collateral and the amount of such loss or depreciation.

          5.9. Insurance. Maintain with financially sound, well rated and reputable insurance companies insurance as provided herein and as provided in the Deed of Trust in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by companies similarly situated and in the same or similar businesses as the Borrower or the Property Owner. The Borrower and/or the Property Owner will pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by the Borrower and/or the Property Owner. Such insurance shall conform and comply with the insurance provisions in the Deed of Trust.

          5.10. Inspection. During regular business hours or at such times as reasonably requested by Lender, permit the Lender, by its representatives and agents, to inspect the Property and other Collateral, its properties, books and financial records, examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, it (or its representatives) at such reasonable times and intervals as the Lender may designate. In connection with the foregoing, the Lender and its represen-tatives and agents, upon reasonable prior notice to Borrower and/or the Property Owner, and at the expense of the Borrower and/or the Property Owner but only upon an Event of Default, shall have the right to enter the business premises of the Borrower and/or the Property Owner to audit, appraise, examine and inspect such property and all records related thereto and to make extracts therefrom and copies thereof.

          5.11. Development. Except as expressly permitted by the Lender, cause the development of the Fairway Village I Project to be prosecuted with reasonable diligence and substantially in accordance with the Plans and Specifications and will complete the construction of the Fairway Village I Project in accordance with the Plans and Specifications on or before the Development Completion Date subject to Force Majeure, free and clear of Liens or claims for Liens for materials supplied and for labor or services performed in connection with the construction of the Fairway Village I Project. The Fairway Village I Project shall be developed in accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and orders of any Governmental Authority having or claiming jurisdiction. The Improvements shall be constructed entirely on the Fairway Village Property and shall not encroach upon any easement or right-of-way, or upon the land of others. Development of the Fairway Village I Project shall occur wholly within all applicable building restriction lines and setbacks, however established, and shall be in strict compliance with all applicable use or other restrictions and the provisions of any prior agreements, declarations, covenants and all applicable zoning and subdivision ordinances and regulations. The Property Owner shall not make any material changes or modifications to the Plans and Specifications or issue any material change orders for the development of the Fairway Village I Project without the prior written consent of the Lender.

          5.12.     Payment to General Contractor.     Promptly pay
General Contractor, all subcontractors and all suppliers of materials, services and labor the amounts justly due to them. In the event any mechanics' lien or other encumbrance or Lien shall be filed or attached against the Fairway Village Property without the prior written consent of the Lender, in each instance the Property Owner covenants and agrees that within twenty (20) days after the filing of such Lien, the Property Owner will promptly discharge the same by payment, filing bond or otherwise as permitted by law. If the Property Owner fails to do so, the Lender may, at its option, in addition to, and not in limitation of, all other rights and remedies of the Lender in the Event of Default by the Property Owner, and without regard to the priority of such mechanics' lien or other encumbrance or Lien, pay the same, and all amounts expended by the Lender for such purpose shall constitute loans to the Borrower and shall be secured by the Deed of Trust and the other Financing Documents, and be due and payable by the Borrower to the Lender on demand by the Lender with interest thereon at the Default Rate.

          5.13. Development Progress Report. In the event that the Borrower does not submit a request for payment for any month during the Development Period, submit a report to the Lender for such month setting forth the progress on the development of the Fairway Village I Project.

          5.14. Inspections; Cooperation. Permit the Lender and its duly authorized representatives (including, without limitation, the Engineer) to enter upon the Property, to inspect the Property and any and all materials to be used in connection with an development of the Property, to examine all detailed plans and shop drawings and similar materials as well as all records and books of account maintained by or on behalf of the Borrower and/or the Property Owner relating thereto and to discuss the affairs, finances and accounts pertaining to the Loan and the development of the Fairway Village I Project with representatives of the Borrower and/or the Property Owner. The Borrower and the Property shall at all times cooperate and use all reasonable efforts to cause the Property Owner's engineer, Architect, General Contractor and each and every one of General Contractor's subcontractors and materialmen to cooperate with the Lender and its duly authorized representatives in connection with or in aid of the performance of the Lender's functions under this Agreement.

          5.15. Vouchers and Receipts. Furnish to the Lender, promptly on demand, any contracts, bills of sale, statements, receipted vouchers or agreements pursuant to which the Property Owner have any claim of title to any materials, fixtures, equipment, appliances, furnishings or other personal property delivered or to be delivered to the Property or
incorporated or to be incorporated into the Property.   The Property Owner
shall furnish to the Lender, promptly on demand, a verified written statement, in such form and detail as the Lender may require. showing all amounts paid for labor and materials and all items of labor and materials furnished or to be furnished for the Project which payment has not been made and the amounts to be paid therefor.

          5.16. Correction of Defects. Promptly following any reasonable demand by the Lender, the Property Owner shall correct or cause the correction of any material structural defects in the Fairway Village I Project and any material departures or deviations from the Plans and Specifications not approved in writing by the Lender.

          5.17. Notice of Liens. Forward to Lender promptly after receipt thereof, copies of all material notices, permits or other documents (excepting only notices for non-delinquent taxes due) received by the Property Owner from any Governmental Authority relating to the Property or from any person claiming a mechanic's or materialmen's lien against the Property.

          5.18. Releases. Prior to making final payment under the applicable Construction Contracts, require General Contractor thereon to deliver to the Borrower, from General Contractor and all General Contractor's subcontractors or suppliers of materials, services and labor, a general release of mechanics' and materialmen's liens and the Property Owner will promptly deliver to the Lender copies of all such releases so obtained, certified by the Borrower to be true and correct.

          5.19. Compliance with Contracts. Comply in all material respects with all requirements and satisfy all conditions of all contracts, bonds or insurance which insure or relate to all or any part of this Agreement, the Property, or the Property Owner. The foregoing includes, without limitation, compliance with all material terms and satisfaction of all material conditions of the applicable Construction Contracts and the Architect's Agreement. In the event of a failure by the Property Owner to comply with any of such material terms or satisfy any of such material conditions, the Lender may undertake such compliance or satisfaction on behalf of the Property Owner and any sums expended by the Lender in connection therewith shall be deemed Loan Advances hereunder, shall bear interest at the Default Rate from the date expended until the Lender is repaid in full, shall be secured by the Financing Documents and shall be paid to the Lender by the Borrower upon demand by the Lender.

          5.20.     Notice.   Promptly give written notice to the
Lender of the occurrence of any Default.

          5.21. Payment of Release Amount. Upon the sale of any and all of the Property or refinancing of any portion of Indebtedness owed to Lender secured by any or all of the collateral, pay to Tender the Release Amount and all other costs associated with the Partial Release, as more fully set forth in Section 7 hereof.

          5.22.     Resolution of Pending Litigation.   Upon the earlier of
September 30, 1997 or a determination by the United States Court of Appeals for the 4th Circuit regarding the Criminal Action, provide Lender with a management succession plan. If the decision rendered by the United States Court of Appeals for the 4th Circuit is unfavorable to IGC, or if a decision is not rendered on or before September 30, 1997, then IGC shall demand the resignation of James J. Wilson as an officer and Chairman of the Board of Directors of IGC, or any successor company. Notwithstanding the foregoing, following the Restructuring, James J. Wilson may continue or resume his position as an officer and Chairman of the Board of Directors of IGC.

          5.23. Investment Banking Services. For so long as any Principal Amount remains outstanding, Lender, or Lender's affiliated designee, shall have the first right to perform all investment banking and mortgage banking services on behalf of Borrower, including, but not limited to, services pertaining to the Restructuring and any real estate financing upon terms and conditions as proposed by Borrower. If Lender declines to perform any such services, then Borrower shall be permitted to obtain such services from any other entity but only upon the identical terms and conditions previously proposed to Lender. If such,terms and conditions are modified, altered, or changed in any manner, then Lender again shall have a continuing first right to perform such services upon the terms and conditions, as modified, altered or changed, before Borrower may proceed with banking and mortgage banking services with any other entity.

          5.24. Review of Operations. At least quarterly, meet or confer with Lender to fully review Borrower's operations, budgets and strategic plans, to provide Lender with advance notice (i) if, in any given fiscal year, legal fees of the Borrower expected to exceed $500,000.00,
(ii) the occurrence of any event involving the Borrower, which has occurred outside of the Borrower's ordinary course of business, including, by way of example and not limitation, any extraordinary or material events.

          5.25. Debt to Worth Ratio. For the term of the Loan, the Borrower shall maintain a ratio of aggregate liabilities to tangible net worth equal to no greater than three to one (3 to 1) For purposes of this
Section 5.25, the term "tangible net worth" shall mean the Borrower's net worth, less any goodwill and deferred costs, as calculated on a GAAP basis.

          SECTION 6. Negative Covenants. Each of the Borrower and Property Owner, to the extent applicable, covenants and agrees with the Lender that so long as any of the Obligations (or commitments thereof or) shall be outstanding, the Borrower and/or Property Owner shall not:

          6.1. Indebtedness. Without the Lender's prior written consent, create, incur, assume or permit to exist any Indebtedness except
(a) Indebtedness to the Lender, (b) Indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (c) Indebtedness incurred in the ordinary course of business which is unsecured, (d) as for the Borrower, Indebtedness, in addition to that which existed as of June 30, 1997 but exclusive of any Indebtedness to Nationsbank being refinanced pursuant to the terms hereunder, in an aggregate amount up to Ten Million Dollars ($10,000,000.00) incurred in the ordinary course of business and which is secured by property of the Borrower other than the Collateral, and (e) Indebtedness incurred in the refinancing of any Indebtedness of Borrower to Lender, and which refinancing is secured by this portion of the Collateral released pursuant to Section 7 hereof.

          6.2. Liens. Without the Lender's prior written consent which will not be unreasonably withheld, create, incur, assume or permit to exist any Lien of any nature whatsoever on any of its properties or assets, both now owned and hereafter acquired, except (a) for any Lien now or hereafter securing all or any part of the Obligations, (b) for any Lien subsequently approved by the Lender in writing after the date hereof, and
(c) as otherwise,permitted pursuant to Section 6.1 hereof.

          6.3. Loans and Investments. Without the Lender's prior written consent, make or permit to remain outstanding any loan or advance to, provide any guaranty for, or make or own any investment in, any Person, other than any such loan, advance, guaranty or investment made in the ordinary course of business based on historical business practices of the Borrower and/or Property Owner, as the case may be.

          6.4.      Mergers, Acquisitions, Restructuring, etc. Subject to
Section 10 hereof, without the Lender's prior written consent, enter into any merger, restructuring, consolidation or acquire or purchase all or substantially all of the assets, properties or stock of any other entity.

          6.5. Sale of Assets and Liquidation. Subject to Section 10 hereof, sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, assets or properties, outside of the ordinary course of business or take any action to liquidate, dissolve or wind up itself or its business.

          6.6. Change of Business. Enter into any significant new line of business other than the business as conducted by it (or any related business) on the date hereof.

          6.7. Lease. Take any action with respect to any leases inconsistent with the terms and conditions herein and in the Deed of Trust.

          6.8. Prohibited Distributions. Subject to Section 10 hereof, not to distribute to any unit holders, partners, or stockholders of the Borrower, or any partnership controlled directly or indirectly by the Borrower, more than the minimum amounts required under either the IGC Partnership Agreements, the ACPT Declaration of Trust or applicable State Law or Federal Law.

          SECTION 7.     Partial Releases.

          7.1.      Sale  of Lots.   Lender and Borrower agree and
acknowledge that it is the intention of Borrower and Property Owner to cause the Fairway Village Property to be subdivided into residential lots for sale to third-party builders, and for all other Property which may be subdivided into saleable lots and developed with supporting infrastructure, for sale to third-party builders, (each such lot is herein a "Lot" and all such lots are herein collectively the "Lots") . Accordingly, Lender agrees that in order to enable the Borrower and Property Owner to convey the Lots free of the encumbrance of the Deed of Trust, Lender shall direct the Trustee to grant partial releases of the lien thereof on the terms and conditions set forth in this Section 7 (such release is herein a "Partial Release").

          7.2. Contract Approval. Any Lot proposed to be released shall be the subject of (i) a bona-fide third-party contract between Borrower or Property Owner and a third-party builder, developer or homeowner, or (ii) a bona fide contract between Borrower or Property Owner and an affiliate of Borrower or Property Owner for a purchase price equal to no less than the fair market value of such Lot as determined by an independent appraiser.

          7.3.      Subdivision Approval.    Each Lot proposed to be
released shall be shown on a subdivision plat approved by all applicable Governmental Authorities, approved by Lender and recorded among the Land Records.

          7.4.      Additional  Conditions  to  Release.    Lender's
agreement to cause the Trustee to release any Lot shall be subject to the additional conditions set forth in this Section 7.4, each of which shall have been satisfied by the Borrower or Property Owner on or before the date of any Partial Release.

               7.4.1. Release Payment. Borrower and/or Property Owner shall have paid to Lender all of the following amounts: (i) the full amount of the release payment for each Lot proposed to be released, as set forth on the Schedule attached hereto as Exhibit 7.4.1 (the "Release Payment") and (ii) all costs and expenses incurred by Lender, including but not limited to, reasonable attorneys' fees, in processing, reviewing and, if applicable, approving such proposed Partial Release.

               7.4.2. Remaining Property. The balance of the Lots shall remain subject to the lien, operation and effect of the Deed of Trust and, if required by Lender, the Borrower or Property Owner shall provide such endorsements to the Title Policy with respect to confirming such liens as Lender shall reasonably request.

               7.4.3. Notice: Frequency. Partial Release requests shall be processed by Lender only upon prior written request of the Borrower at least fifteen (15) Business Days in advance of the date of such Partial Release is desired.

               7.4.4. Default. Lender shall not be obligated to process or approve any Partial Release requested by Borrower or Property Owner if there exists an Event of Default or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default and the terms of the underlying bonafide contract for sale applicable to such Partial Release is for a purchase price less than fair market value.

               7.4.5.    Release  Payment  Proceeds.    Borrower, Property
Owner and Lender acknowledge that the Release Payment Amounts are based upon the assumption that the entire amount of the Loan is fully advanced in accordance with the terms, of this Agreement and the other Financing

Documents.   However,  to the extent that all or any portion of the Loan is part of the Remediation Reserve Amount, such amount would not have been advanced as part of the Loan unless and until any request for disbursements from the Remediation Reserve Amount, all as provided in Section 2.3 above. Accordingly, all Release Payment Amounts shall be treated by Lender as
follows:   (a) first, each Release Payment Amount shall be applied to repayment of the outstanding Principal Amount, exclusive of the Remediation Reserve Amount; (b) second, any portion of any Release Payment Amount in excess of the outstanding Principal Amount (exclusive of the Remediation Reserve Amount), shall be deposited into an interest bearing account maintained by Lender (the "Release Payment Proceeds Account"), and all of Borrower's and Property Owner's right, title and interest in and to such account shall be pledged to Lender as additional collateral for the payment and performance of the Borrower's and Property Owner's obligations hereunder and under each of the other Financing Documents, pursuant to the terms of the Deposit Pledge Agreement. Lender shall have the right to apply all or any portion of the balance of the Release Payment Proceeds Account to the outstanding Principal Amount at any time or from time to time, in its sole and absolute discretion. Notwithstanding any provision of this Agreement or any other Financing Document to the contrary, in no event shall the Borrower be entitled to, nor shall Lender be obligated to, re-advance all or any portion of any Release Payment Amount.

          7.5. Dedicated Land. Notwithstanding anything contained in this Section 7 to the contrary, upon Lender's prior written approval, Borrower and/or Property Owner shall be permitted to dedicate and convey a certain portion of the Property to any Governmental Authority or community association, at no cost to the Governmental Authority or community
association.   Provided that Lender has previously approved such
dedication, Lender shall waive the Release Payment requirement and grant a Partial Release for such portion of the Property. No additional Lender approval shall be required for conveyances to Governmental Authorities and community associations made as reflected in the Plans and Specifications.

          7.6. Refinancing: Subject to the prepayment provisions herein, Borrower shall be permitted to refinance any portion of the Indebtedness to Lender and secure such refinancing with any Collateral provided that the Borrower delivers to Lender the applicable Release Payment that it would obtain if such collateral were sold for its appraised value, and upon such delivery, Lender shall release the lien on such Collateral held by Lender.

          SECTION 8. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under the provisions of this Agreement, and the term "Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

          8.1. Payment of Obligations. The failure of the Borrower to pay (i) interest or principal in accordance with the provisions of this Agreement or the Note, within five (5) days of the due date thereof or (ii) any other Obligation arising under this Agreement or any of the other Financing Documents within five (5) days following written demand by Lender (whether due as a scheduled payment, by acceleration or otherwise)

          8.2. Perform, etc. Other Provisions of This Agreement and other Financing Documents. The failure of the Borrower, the Property Owner and/or any Guarantor to perform, observe or comply with any of the provisions of this Agreement not otherwise covered by other sections of this Section 8 or any of the other Financing Documents, and such failure is not cured to the satisfaction of the Lender within a period of twenty (20) Business Days after the date of written notice thereof by the Lender to the Borrower and/or the Property Owner, (or, whenever such a failure is such that it cannot be corrected within twenty (20) Business Days after the Borrower and/or the Property Owner is given notice thereof, then within sixty (60) Business Days from the date after the Borrower and/or the Property Owner is given notice thereof if, in the sole but reasonable discretion of the Lender, the Borrower and/or Property Owner is taking appropriate corrective action to cure the failure and such failure will not impair the ability of the Borrower and/or the Property Owner to perform its obligations under this Agreement and the other Financing Documents)

          8.3. Representations and Warranties. If any representation and warranty contained herein, in any other Financing Document, or any statement or representation made in any certificate or any other information at any time given by or on behalf of the Borrower and/or the Property Owner or furnished in connection with this Agreement or any of the other Financing DoCuments shall prove to be false, incorrect or misleading in any material respect on the date as of which made, and would have a material and adverse effect on the business, operations, property or financial condition of Borrower and/or the Property Owner.

          8.4. Progress of Development. Except for delays caused by events occasioned by Force Majeure, the development of the Fairway Village I Project is not carried on in good faith and with reasonable dispatch or is abandoned or discontinued for a period of more than sixty (60) consecutive days and the development of the Project is not carried on in good faith and with reasonable dispatch or is abandoned or discontinued for a period of more than six (6) consecutive months.

          8.5. Completion of Development. Absent a Force Majeure, the development of the Project, in the exclusive but reasonable judgment of the Lender, is not completed before August 1, 2002.

          8.6. Default Under Construction Contracts. General Contractor shall have defaulted under its Construction Contract, which default the Lender, in its sole but reasonable discretion, shall deem substantial, and the Property Owner, after thirty (30) days written notice from the Lender, shall fail to exercise any resulting right or remedy to which any of them may be entitled thereunder;

          8.7. Mechanic's Lien. A lien for the performance of work or the supply of services or materials which is perfected against any of the Property or the Fairway Village I Project remains unsatisfied or unbounded for a period of thirty (30) days after the date of perfection.

          8.8. Liquidation, Termination, Dissolution, etc. If the Borrower or the Property Owner shall liquidate, dissolve or terminate its existence.

          8.9. Bankruptcy. If proceedings in bankruptcy, or for reorganization of the Borrower or the Property Owner, or for the readjustment of any of the debts of the Borrower or the Property Owner under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal and state, for the relief of debtors, now or hereafter existing, shall be commenced against the Borrower or the Property Owner and, except with respect to any such proceedings instituted by the Borrower or the Property Owner shall not be discharged within ninety (90) days of their commencement.

          8.10. Receiver, etc. A receiver or trustee shall be appointed for the Borrower or the Property Owner or for any substantial part of the assets of the Borrower or the Property Owner, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower or the Property Owner and, except with respect to any such appointments requested or instituted by the Borrower or the Property Owner, such receiver or trustee shall not be discharged within thirty (30) days of his or her appointment, and, except with respect to any such proceedings instituted by the Borrower or the Property Owner, such proceedings shall not be discharged within ninety (90) days of their commencement.

          8.11.     Payment of Any Other Indebtedness.   If the Borrower or
the Property Owner should fail to pay when due any Indebtedness in an aggregate amount in excess of One Million Dollars ($1,000,000.00), if accelerated prior to its scheduled maturity and such failure is not cured to the satisfaction of the creditors to which said Indebtedness is due, within a period of forty-five (45) days after Borrower and/or the Property Owner is given notice thereof, or judgment is entered against the Borrower, and the enforcement of which has not been stayed.

          8.12. Material Adverse Change. The occurrence of an event or change which, the Lender determines in good faith, would materially and adversely affect the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower and which would result in a material, adverse change in the net worth of the Borrower and/or Property Owner.

          SECTION 9.     Rights and Remedies.

          9.1. Rights and Remedies. If any Event of Default shall occur and be continuing, the Lender may (i) declare the Loan and any obligation or commitment of the Lender hereunder to make Loan Advances to the Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of each of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrower to the Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower; provided, that, in the case of any Event of Default referred to in Sections 8.8, 8.9, or 8.10, above, the Loan and any obligation or commitment of the Lender hereunder to make Loan Advances to the Borrower shall immediately and automatically terminate and the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrower to the Lender without further notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrower. Upon the occurrence and during the continuation of any Event of Default, then in each and every case, the Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the following rights and remedies in addition to the rights and remedies available to the Lender under the other provisions of this

Agreement and the other Financing Documents, and all other rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

               (a) Restrict Loan Advances. Make no further Loan Advances hereunder; or restrict Loan Advances hereunder to such amounts and for such purposes as the Lender deems appropriate under the circumstances then prevailing.

               (b)  Protect Property.   Take such steps as the Lender deems
appropriate to protect the Property from depredation or injury including employment of watchmen or other protective services, all at the expense of the Borrower.

               (c) Take Control of Property. Enter upon the Property for the purposes of causing the continuation or completion of the development of the Fairway Village I Project, causing the obligations of the Borrower hereunder to be fulfilled, to manage, operate, lease and develop the Property and to perform such other acts in connection with the
foregoing as the Lender in its sole discretion may deem proper.   For such
purposes, each of the Borrower and the Property Owner hereby appoints the Lender as its lawful attorney-in-fact, with full power of delegation and substitution, to act for such purposes in the Borrower's name, including, but not limited to, the power to continue the development of the Fairway Village I Project and avail itself and procure performance of all contracts theretofore made by the Borrower, to modify such contracts or to enter into new contracts with the same or other contractors, architects, suppliers or agents, to make such corrections or changes in the Plans and Specifications or Development Budget as may in the sole judgment of the Lender be necessary or desirable for the continuance of the work, to pay, settle or compromise any bills, claims or liens incurred in connection with the development of the Fairway Village I Project, to prosecute or defend any action or proceeding in connection therewith, to execute such applications and certificates as may be required by any Governmental Authority or any agreement by the Borrower, and to perform any other act and to execute and deliver all documents and instruments as may be appropriate for such purposes, and to use the funds then remaining to be disbursed hereunder or which may have otherwise been allocated or made available therefor to pay the cost thereof, it being specifically agreed that this power of attorney is a power coupled with an interest which cannot be revoked. Any advance of funds for such purposes shall be deemed Loan Advances pursuant to this Agreement, a part of the Obligations, and if it shall be reasonably necessary for the Lender to advance amounts in excess of the amount remaining to be disbursed hereunder or otherwise available to the Lender in order to accomplish such purposes, the Borrower agrees to reimburse the Lender for the amount of such excess together with interest thereon at the Default Rate from the date of such advance until paid in full, and authorize the Lender to apply funds received from the sale or rental of any portions of the Property to the repayment of such excess before the same are applied for any other purpose. Any action taken by the Lender hereunder may, in the Lender's sole discretion, be thereafter terminated or changed and this Agreement or any action taken hereunder shall in no way be construed as imposing any obligation upon the Lender to act or continue to act on behalf of the Borrower or the Property Owner. Notwithstanding anything herein to the contrary, neither the Borrower nor the Property Owner shall have any liability to the Lender for any acts of gross negligence or willful misconduct of the Lender.

          9.2. Liens, Setoff. As security for the payment of the Obligations and the performance of the Financing Documents, each of the Borrower and the Property Owner hereby grants to the Lender a continuing security interest and lien on, in and upon all indebtedness owing by it to, and all of its deposits (general or special) , credits, balances, monies, securities and other property and all proceeds thereof, both now and hereafter held or received by, in transit to, or due by, the Lender.
In addition to, and without limitation of, any rights of the Lender under applicable laws, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs, the Lender may at any time and from time to time thereafter, without notice to the Borrower, set off, hold, segregate, appropriate and apply at any time and from time to time thereafter all such indebtedness, deposits, credits, balances (whether provisional or final and whether or not collected or available), monies, securities and other property toward the payment of all or any part of the Obligations in such order and manner as the Lender in its sole discretion may determine and whether or not the Obligations or any part thereof shall then be due or demand for payment thereof made by the Lender.

          9.3. Enforcement Costs. The Borrower shall pay to the Lender on demand all Enforcement Costs paid, incurred or advanced by or on
behalf  of  the Lender.   As used herein,  the  term "Enforcement Costs"
shall mean and include collectively and include all reasonable expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys' fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of this Agreement or any of the other
Financing Documents,  (b)  the creation,   perfection,   maintenance,
preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of the Collateral or any part thereof, and (c) the exercise by the Lender of any rights or remedies available to it under the provisions of this Agreement or any of the other Financing Documents. All Enforcement Costs, with interest as above provided, shall be a part of the Obligations hereunder.

          9.4.      Application of Proceeds.   Any proceeds of the
collection of the Obligations and/or the sale or other disposition of the Collateral will be held and applied by the Lender to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion
determine.   If the sale or other disposition  of  the  Collateral  fails to satisfy all of the Obligations, the Borrower shall remain liable to the Lender for any deficiency.

          9.5. Remedies, etc. Cumulative. Each right, power and remedy of the Lender as provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents, or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

          9.6. No Waiver, etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare an Event of Default for failure to effect such prompt payment
of any such other amount.   The payment by any one or more of the Borrower
or any other person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such Event of Default.

          SECTION 10.    Restructuring of IGC.   IGC has informed Lender
that it intends in the future to convey substantially all of its assets to ACPT and to distribute the holders of Class A Units of IGC into equity interests of ACPT. Lender shall consent to such Restructuring, upon the Borrower's satisfaction of the following terms and conditions:

          10.1.     Continuation  of  Lien.    Lender  shall determine,  in

its  sole  but  reasonable  discretion,  that  the Restructuring will have no adverse impact upon Lender or the Collateral, and that Lender's right, title and interest in the Collateral shall continue and that ACPT shall acquire the assets of IGC subject to the liens established pursuant to the Financing Documents.

          10.2. Structure of REIT. The Restructuring shall be substantially upon the terms and conditions of the Restructuring as previously reviewed by Lender' s counsel approved by Lender prior to the date hereof, without any material modifications, derivations, or changes thereto.

          10.3.     Opinions of Counsel.   Lender shall have received from
counsel to IGC and to ACPT, legal opinion,s in form and content satisfactory to Lender, regarding the Restructuring, the effect of such Restructuring on the Collateral, the approval of the Restructuring from all Governmental Authorities, including, by way of example and not limitation, the United States Department of Justice and the United States Corps of Engineers, and such other matters as reasonably requested by Lender.

          10.4. Confirmation of Security Interests. Contemporaneously with the Restructuring, ACPT shall acknowledge, ratify and confirm its obligations to Lender and the existence, validity and perfection of any and all liens held by Lender against the Collateral, and ACPT shall deliver to Lender any and all documents necessary to evidence such acknowledgment, ratification and confirmation.

          10.5.     Release  of  IGC  from  Covenants.    Upon completion
of the Restructuring, the parties hereby covenant and agree, that, without further action by any party, as of such date of completion of the Restructuring, IGC shall be released from any and all prospective covenants, representations or warranties arising hereunder.

          SECTION 11.    Miscellaneous.

          11.1. Course of Dealing; Amendment. No course of dealing between the Lender, the Borrower and the Property Owner shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents, to the extent applicable, in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same. This Agreement and the other Financing Documents to which the Borrower is a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender, the Borrower and any other party thereto.

          11.2. Waiver of Default. The Lender may, at any time and from time to time, execute and deliver to the Borrower and/or the Property Owner a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or of the other Financing Documents or any Event of Default or Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrower, the Property Owner and the Lender shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

          11.3. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

          Property Owner:     St. Charles community, LLC
                              c/o Interstate General Company, L.P.
                              222 Smallwood Village Center
                              St. Charles, Maryland  20602
                              Attention:  Edwin L. Kelly

          with a copy to:     W. Andrew Jack, Esquire
                              Covington & Burling
                              1201 Pennsylvania Avenue, N.W.
                              Washington, D.C.  20044

          Borrower:           Interstate General Company, L.P.
                              222 Smallwood Village Center
                              St. Charles, Maryland  20602
                              Attention:  Edwin L. Kelly

                              American Community Properties Trust
                              222 Smallwood Village Center
                              St. Charles, Maryland  20602
                              Attention:     Edwin L. Kelly

          Lender:             Banc One Capital Partners IV, Ltd.
                              150 E. Gay Street, 24th Floor
                              Columbus, Ohio  43215
                              Attention:  Kenneth Krebs, Esquire

          with a copy to:     Charles R. Moran, Esquire
                              Ballard Spahr Andrews & Ingersoll
                              300 East Lombard Street
                              Suite 1900
                              Baltimore, Maryland  21202


          11.4. Right to Perform. Upon any Event of Default the Lender may (but shall be under no obligation whatsoever to) without notice to or demand upon the Borrower, remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of the Borrower and/or the Property Owner. The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure such Event of Default or waive performance by the Borrower and/or the Property Owner of any provisions of this Agreement.
The Borrower shall pay to the Lender on demand any such funds so advanced by the Lender, any interest thereon to the extent provided for herein or in the other Financing Documents and any reasonable costs and expenses advanced or incurred by or on behalf of the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

          11.5. Costs and Expenses. The Borrower shall pay to the Lender on demand all reasonable fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney's fees and disbursements, which the Lender may incur or which are payable in connection with the closing of the Loan, including, without limitation, the preparation of this Agreement and the other Financing Documents, the recording or filing of any and all of the Financing Documents and obtaining surveys, appraisals, environmental audits, engineering reports, lien searches and title insurance policies. All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

          11.6. Consent to Jurisdiction. Each of the Borrower and the Property Owner irrevocably (a) consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents, (b) waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to it by certified or registered mail at its address set forth herein for the purpose of giving notice.

          11.7. Waiver of Jury Trial. The Borrower, the Property Owner and the Lender hereby voluntarily and intentionally waive any right they may have to a trial by jury in any action, proceeding or litigation directly or indirectly arising out of, under or in connection with the Loans, this Agreement or any of the other Financing Documents.

          11.8. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

          11.9. Binding Effect. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower, the Property Owner and the Lender and their respective personal representatives, successors and assigns, except that neither the Borrower nor the Property Owner shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

          11.10. Applicable Law and Time of Essence. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, both in interpretation and performance. Time is of the essence in connection with all obligations of the Borrower and the Property Owner hereunder and under any of the other Financing Documents.

          11.11. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

          11.12. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          11.13. Severability. Nothing in the provisions of this Agreement and no transaction related hereto shall operate or be construed to require the Borrower or the Property Owner to make any payment or do
anything contrary to any applicable  law.   No determination by any court
or governmental authority that any provision in this Agreement is invalid, illegal or unenforceable in any instance shall effeCt the validity, legality or enforceability of (a) any other provision thereof, or (b) such
provision in any circumstance not controlled by such determination.   Each
such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed where ever possible as being consistent with, applicable law.

          11.14. Conflicts. Without altering or impairing the operational effect of the provisions of this Agreement, if there is any conflict between the provisions of this Agreement and those of any other Financing Documents, the former shall prevail.

          IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.


WITNESS:                       INTERSTATE GENERAL COMPANY, L P.

                               By:  INTERSTATE GENERAL MANAGEMENT CORP.,
                                    a Delaware corporation

/s/ Joyce Payne Yette               By: /s/ James Michael Wilson
------------------------               ---------------------------(SEAL)
                                       Name:  James Michael Wilson
                                       Title: CFO

                                AMERICAN COMMUNITY PROPERTIES TRUST

/s/ Joyce Payne Yette           By: /s/ Edwin L. Kelly
------------------------           --------------------------------(SEAL)
                                   Name:  Edwin L. Kelly
                                   Title: Managing Trustee


                                ST. CHARLES COMMUNITY, LLC

/s/ Joyce Payne Yette           By: /s/ Edwin L. Kelly
------------------------           --------------------------------(SEAL)
                                   Name:  Edwin L. Kelly
                                   Title: Management Committee Chair


                                BANC ONE CAPITAL PARTNERS IV, LTD.

                                By: BOCP HOLDINGS CORPORATION
                                Its: Manager

/s/ Melissa A. Johnson          By:  /s/ Michael S. Wood
--------------------------         -------------------------------(SEAL)
                                   Name:  Michael S. Wood
                                   Title: Authorized Signer